Exhibit 10.2
Certain identified information in this exhibit has been omitted and/or replaced with other terminology because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted or replaced has been identified by brackets.

AMENDED AND RESTATED STRATEGIC PARTNERSHIP AGREEMENT
dated
September 27, 2023
between
Aurora Innovation, Inc. and Aurora Operations, Inc.
and
Continental Automotive Technologies GmbH and Continental Autonomous Mobility Germany GmbH
CONFIDENTIAL

Exhibit 10.2

CONFIDENTIAL

Exhibit 10.2

APPENDIX	DESCRIPTION
Appendix A	Definitions
Appendix B	Generic RASIs
Appendix C	Development Plans
Appendix D	Authorized Vendor List [BLANK]
Appendix E	Directed Suppliers [BLANK]
Appendix F	Milestones
Appendix G	Development Costs
Appendix H	AD Kit Costs
Appendix I	Economic Framework and Price Per Mile Calculation
Appendix J	Hardware Services
Appendix K	Relationship Management
Appendix L	Key Personnel
Appendix M	Products Liability and Cybersecurity Liability Matters
Appendix N	Insurance Requirements
Appendix O	Security Procedures
Appendix P	Continental Disaster Recovery and Business Continuity Plans
Appendix Q	OEM Supply
Appendix R	Forecasting; Ordering; Delivery and Liquidated Damages
Appendix S	Joint Communications Plan [BLANK]
Appendix T	[Reserved]
Appendix U	[HW Kit 1.1] Development Plan [BLANK]
Appendix V	Long Lead 1.1 Investment Guidelines [BLANK]
Appendix W	Third Party Software Addendum [BLANK]
Appendix X	Codes of Conduct
Appendix Y	Software Update Process [BLANK]
Appendix Z	Continental Chinese Entities

Appendices marked as “[BLANK]” will be mutually finalized after the Effective Date in accordance with the applicable terms set forth in this Agreement.
CONFIDENTIAL

Exhibit 10.2
AMENDED AND RESTATED STRATEGIC PARTNERSHIP AGREEMENT
This Amended and Restated Strategic Partnership Agreement is entered into as of September 27, 2023 (the “Effective Date”), by and between Aurora Innovation, Inc., a Delaware corporation having a place of business at 1654 Smallman Street, Pittsburgh, Pennsylvania 15222, and Aurora Operations, Inc., a Delaware corporation having a place of business at 1654 Smallman Street, Pittsburgh, Pennsylvania 15222 (collectively, “Aurora”), and Continental Automotive Technologies GmbH, a German corporation having a place of business at Vahrenwalder Strasse 9, 30165 Hanover, Germany, and Continental Autonomous Mobility Germany GmbH, a German corporation having a place of business at Ringlerstraße 17, 85057 Ingolstadt, Germany (collectively, “Continental”). Each of Aurora and Continental is referred to in this Agreement as a “Party” and collectively, the “Parties.” Certain defined terms are stated in Appendix A.
Background
A.    Continental is a leading Tier 1 manufacturer and supplier of hardware, software and systems in ADAS and the AD automotive market, primarily focused on manufacturing and supply to OEMs.
B.    Aurora has designed and is continuing to develop an industry-leading, autonomous driving system for passenger and commercial Vehicles.
C.    The Parties entered into the Strategic Partnership Agreement (“Original Agreement”) dated as of April 26, 2023 to work together to establish a cooperative and mutually beneficial relationship, utilizing the unique expertise and strengths of each Party, for the purpose of integrating, selling, and supporting Aurora’s self-driving system.
D.    Upon execution of the Original Agreement, the Parties entered a finalization stage to align on additional details for, among other things, the Development Plans.
E.     The Parties have completed such finalization stage and wish to memorialize their alignment on additional details, as well as adopt a few amendments to the Original Agreement by executing this Amended and Restated Strategic Partnership Agreement.

F.    In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound agree as follows:

1.Scope of Relationship
1.1Hardware-as-a-Service Partner; Goals. Continental will act as Aurora’s “Hardware-as-a-Service” partner for production, provision, and full lifecycle support of the [HW Gen] AD Kits as defined by the Services set forth in this Agreement, in an effort to develop performant, scalable, and reliable hardware systems that enable Aurora’s self-driving system, and to provide additional operational services as specifically stated in this Agreement to Aurora and Customers. Through this Agreement and partnership with Aurora, Continental is developing an industry-first “Tier 1-as-a-Service” business and will deliver the first automotive qualified, commercially-scalable generation of the Aurora Driver hardware kit, complementing Aurora’s Driver-as-a-Service strategy. By combining the best of the Parties’ capabilities in this partnership, Continental and
CONFIDENTIAL

Exhibit 10.2
Aurora are tightly aligned in their intent to deliver L4 mobility services and magnify the Parties’ leading positions in autonomous and mobility technologies.
1.2Scope of Services. Continental shall: (a) develop (as defined in the Development Plans) and deliver the necessary hardware, firmware, MRM System, integration, and related services to allow for the integration of the Aurora Driver into production Vehicles at multiple OEMs; and (b) deliver, during the Support Term, the services aspects of the hardware lifecycle, including (i) OEM supply chain integration, (ii) warranty, parts management, RMA, servicing and maintenance during the Warranty Period, (iii) assistance with developing guidelines for pre- and post- trip inspections, (iv) technician training and certification, and (v) decommissioning; all as more specifically stated in this Agreement.
1.3Hardware-as-a-Service Costs and Revenue. Continental shall bear the “Hardware-as-a-Service” costs, including Development Services costs incurred under Section 2 and the Production Services costs under Section 3. In consideration of such costs and Services, Continental shall receive a revenue payment per mile driven by the Aurora Driver with the [HW Gen] AD Kits pursuant to Section 5. Materials costs of the [HW Gen] AD Kits are covered further in Section 3.6.
1.4Software Scope Review. The Parties will work together in good faith to add additional third-party software identified by Aurora to the scope of this Agreement. [***] In the event the Parties agree to add additional third-party software, the Parties will negotiate any additional terms necessary for Continental’s provision of such software and add such terms as Appendix W to this Agreement.
2.Product Development
2.1Specifications; Development Plans; Responsibilities. The current overall development plan of the [HW Gen] AD Kit is attached as Appendix C, and the specific development plans (each a “Development Plan” and all the plans collectively, the “Development Plans”) for each component of the [HW Gen] AD Kit to be supplied by Continental under this Agreement (each component an “[HW Gen] Component” or “[HW Gen] AD Kit Component”) are attached as sub-appendices numbered sequentially. The Parties may enter into additional Development Plans substantially in the form of the Development Plans attached as sub-appendices to Appendix C on the Effective Date, that, once executed by both Parties in writing, will be considered a part of Appendix C. The Specifications for each [HW Gen] Component are included in the applicable Development Plan. Subject to Section 3.3, the Parties shall work together reasonably and in good faith to update the Specifications and Development Plans as they are further developed under this Agreement. The Parties shall adhere to the roles and responsibilities set forth in the Development Plans. The Parties acknowledge that there will be six (6) broadly-applicable RASI types, as set forth in Appendix B (“Standard RASIs”), and the Parties anticipate that each Development Plan will identify which Standard RASI applies to such Development Plan, along with any deviations or additional roles and responsibilities. Except as expressly provided in the applicable Development Plans, (a) Aurora is responsible for the design of the Aurora Driver System Architecture and development of the specifications of the Aurora Driver System Architecture and (b), subject to (a), Continental is responsible for the design of the [HW Gen] AD Kit, including all [HW Gen] Components and the MRM System.
CONFIDENTIAL

Exhibit 10.2
The Parties will jointly define Development Plans for the [HW Gen] AD Kit and the [HW Gen] Components, provided that Aurora is responsible to ensure that the specifications of the Aurora Driver System Architecture are appropriately reflected in such Development Plans.
2.2Development Services. Continental shall perform all design and development, pre-production manufacturing, engineering, prototype, and first article manufacturing needed to design, develop, and deliver all [HW Gen] Components necessary for and comprising the [HW Gen] AD Kit in accordance with the Specifications and the Development Plans (the “Development Services”), except as otherwise explicitly set forth in the Development Plans, including exceptions explicitly identified for purchases from Directed Suppliers; provided that Aurora shall perform all design and development of the Aurora Driver System Architecture, not including the MRM System. The Development Services shall include any development necessary for the assembly of all components to build the complete [HW Gen] AD Kit. The Development Services may include design for manufacturing, new product introduction, restriction of hazardous substances, product prototype and preproduction units, product testing and regulatory compliance services (for regulations applicable to Continental’s performance of its obligations under this Agreement as further defined in Section 15) and other similar services, each as specified in the Development Plans and this Agreement. Continental’s obligations under this Agreement will in all events include the performance of all services that are inherent in (based on Generally Accepted Industry Standards), or ancillary or necessary to the performance of any of the services and functions described in the Development Plans for the design, development, and delivery of the [HW Gen] AD Kit.
2.3Development Resources and Quality. Continental shall provide proper resources, including development, prototyping, manufacturing, and logistics tools and equipment, and a sufficient number of properly trained Personnel with the requisite expertise, to perform the Development Services under this Agreement. All Development Services rendered by Continental will be provided in a timely, professional, and workmanlike manner, in accordance with industry standards and practices customarily adhered to by an experienced and competent Tier 1 automotive supplier using the degree of care and skill ordinarily exercised by reputable professionals practicing in the same field of service (“Generally Accepted Industry Standard”), and all Personnel will have the requisite expertise and ability to perform the Development Services. All deliverables provided as a result of the Development Services, including [HW Gen] Components (the “Deliverables”) must comply with the applicable Specifications.
2.4Third Party Materials.
2.4.1Except as otherwise set forth in Section 2.5 below, Continental shall obtain Aurora’s prior written approval, including as explicitly permitted under a Development Plan, before incorporating or embedding any Technology, the Intellectual Property Rights in which are owned by a third party (“Third Party Materials”), into any Deliverables or Developed Technology, provided that any Third Party Materials or any component specifically identified in a Development Plan or Specification as Third Party Materials will be deemed to be approved by Aurora.
2.4.2If the use of the Deliverables, including Continental Background Technology, Continental Developed Technology, and Continental-
CONFIDENTIAL

Exhibit 10.2
Invented Aurora Sensitive Technology (except to the extent due to the Aurora Software and provided, however, that Continental shall not have any obligation hereunder to the extent such infringement results from (A) Aurora Background Technology, (B) designs required to comply with Aurora’s Specifications that are approved by Aurora (i.e., Continental could not have implemented any design but for the one necessitated by Aurora’s required Specifications), provided that Continental objected in writing to such required designs and Aurora nevertheless required implementation thereof, and (C) Directed Buy Components) in the [HW Gen] AD Kit infringes the Intellectual Property Rights of any third party, Continental shall within thirty (30) calendar days of receiving notice of a Claim of infringement, (a) notify Aurora of such Claim and (b) initiate the process to procure the right to continue to manufacture, use, distribute and sell the same, or replace or modify the same to make it non-infringing, without materially changing the form, fit, and function of any [HW Gen] Component or the [HW Gen] AD Kit as a whole; and (c) bear the costs to: (i) obtain such rights, including paying any applicable license fees or royalties, and (ii) make such replacement or modifications; and no such costs will be recoverable Development Costs; provided that Continental must secure such right to continue manufacture, use, distribution, and sale or complete such replacement or modification within ninety (90) calendar days, or longer period agreed to by the Parties in writing (such consent not to be unreasonably withheld, subject to Continental’s Commercially Reasonable Efforts to secure such rights within ninety (90) calendar days), from notice of the applicable Claim. [***].
2.5Open Source Software. Continental shall not include in the Deliverables or Developed Technology any Open Source software: (a) constituting Copyleft Materials; (b) that was not preapproved in writing by Aurora; or (c) that is not in compliance with the applicable licensing requirements. “Open Source” means any copyrightable material distributed under a license approved by the Open Source Initiative as an open source license. “Copyleft Materials” means materials subject to any license that, as a condition of distribution: (i) requires the distribution of complete corresponding source code to any recipient of the materials; or (ii) requires that any distributed derivative work of the Open Source materials be subject to the same Open Source license.
2.6[HW Gen] Component Risk Mitigation. If either Party reasonably believes that the development, procurement, manufacturing, or supply of any [HW Gen] Component is sufficiently at risk to (a) miss a Milestone set forth in Appendix F or in a Development Plan or (b) fail to comply with Aurora’s Specifications, that Party may initiate an Alternative Path Consideration Process in accordance with Attachment I to Appendix K.
2.7AD Development Costs. The costs for Development Services are specified in Appendix G (the “Development Costs”). Development Costs are incurred and paid as set forth in this Agreement, including Appendix G and Appendix I. Development Costs may only exceed the amounts listed in Appendix G, either total or on an individual Development Plan or module (as identified in Appendix G) basis, in accordance with this Agreement. Any material change (i.e. equal to or greater than the lesser of (a) [***] and (b) [***] must be approved by the Parties during a QBR meeting prior to being incurred, as further defined in Appendix K, and any failure to align on such additional costs shall be subject to the Dispute Resolution Process. [***].
CONFIDENTIAL

Exhibit 10.2
2.8Reporting. Continental shall provide a detailed report on actually incurred and forecasted Development Costs, each on a quarterly basis, which will be reviewed by the Steering Committee in accordance with Appendix K.
3.Production of [HW Gen] AD Kits
3.1Supply of [HW Gen] AD Kits. Continental shall develop, acquire, source, manufacture, assemble and supply [HW Gen] AD Kits, including all [HW Gen] Components, except as otherwise set forth in the applicable Development Plan, to Aurora or Customers (including OEMs) designated by Aurora in accordance with Appendix Q, the Specifications and the other provisions of this Agreement, except as explicitly identified as a responsibility of Aurora in the applicable Development Plan (“Production Services”), as well as manage the full hardware lifecycle and provide Support Services, each solely during the Support Term as further set forth in Appendix J (“Hardware Services”).
3.2AVL; Third Party Suppliers.
3.2.1Aurora and Continental will jointly prepare the AVL by the C01-M2 Milestone. Engineering support by Continental´s own internal engineering service unit (i.e. “Continental Engineering Services”), Argus, and Elektrobit are approved in general and deemed a part of the AVL, even if they are not explicitly included in the AVL. Except as set forth in the applicable RASI, Continental has responsibility for the selection and management of all Suppliers of Tooling and all Suppliers of components for the [HW Gen] Components in accordance with the AVL. However, Continental shall utilize and contract with, unless explicitly set forth otherwise in Appendix E, the Aurora-directed Suppliers for the components identified in Appendix E and who supply [HW Gen] Components subject to Appendix B-6 (RASI F) (“Directed Suppliers”), and such Directed Suppliers and components are deemed to be included in the AVL.
3.2.2Upon Aurora’s reasonable request, Continental shall permit and facilitate Aurora’s participation in discussions with Suppliers related to technical requirements with a Supplier, provided that a three-party nondisclosure agreement between the Parties and the applicable Supplier is executed, negotiation and approval of such agreement not to be unreasonably withheld, conditioned, or delayed by Continental.
3.2.3The AVL will include Suppliers of A Level Components, but not suppliers of B Level Components or C Level Components. The AVL must identify A Level Components Suppliers, subject to the confidentiality provisions as set forth in Section 18.
3.2.4Engineering service vendors not otherwise prohibited by this Agreement (including Section 8.10, Section 18.11 and Section 22.9) currently (as of the Effective Date) being used by Continental to support Continental’s obligations under the Agreement or needed by Continental to perform its obligations under the Agreement must be listed in the AVL by Continental to be deemed approved Suppliers. Engineering service vendors whose work has been used by Continental to develop existing Continental products or technology, but will not be utilized to provide additional support after the Effective Date to Continental under this Agreement, will
CONFIDENTIAL

Exhibit 10.2
not be included in the AVL, provided that Continental otherwise remains responsible for such entities and their work. In the event Continental needs to use a Supplier not in the AVL to address a quality issue, a supply issue, or a cost issue, Aurora shall not unreasonably withhold consent for the use of such an alternate Supplier. In the event an Aurora’s OEM requests a change of a Supplier in the AVL and Aurora submits such change request to Continental, Continental shall not unreasonably withhold consent for the use of such an alternate Supplier.
3.3Aurora Changes. Continental shall implement Aurora’s modifications to the Specifications within thirty (30) calendar days of receipt of a detailed written request by Aurora for such a change, provided that, except as explicitly set forth otherwise in a Development Plan, if such modification (a) materially affects the form, fit, function (including compatibility with the trained Aurora Driver then existing), (b) constitutes a software update after the C01-M5 DV Autonomy Vehicle MRD, (c) affects PPAP certification of the applicable [HW Gen] Component; (d) creates a material change in cost, timing/schedule, or quality; and/or (e) is a change to an A Level Component (each a “Significant Change”), then Continental shall present to Aurora within ten (10) Business Days of receiving the modification request a detailed breakdown of the impact of such request including on cost and implication on schedule and/or quality for Aurora’s consideration in accordance with Section 3.5. To clarify, changes to the Materials List for B Level and C Level Components that do not otherwise (i) materially affect the form, fit, function (including compatibility with the trained Aurora Driver then existing), (ii) constitute a software update after the C01-M5 DV Autonomy Vehicle MRD Milestone Date, (iii) affect PPAP certification of the applicable [HW Gen] Component and/or (iv) create a material change in cost, timing/schedule, or quality, shall not constitute a Significant Change. The Parties shall mutually agree in writing on implementation for such modification constituting a Significant Change. Continental shall not make a Significant Change to the [HW Gen] AD Kit or any of the [HW Gen] Components without the prior written consent of Aurora, except as permitted for Regulatory Changes in accordance with Section 3.5.3. At Aurora’s request, Continental shall provide reasonable documentation evidencing that the [HW Gen] AD Kit and all [HW Gen] Components meet the applicable Specifications within thirty (30) calendar days of such request or the Parties may mutually agree on an extension to such deadline. The Steering Committee may approve a process for reviewing and documenting changes in writing made pursuant to this Section.
3.4Cost Transparency and Materials List. Appendix G and Appendix H include a detailed breakdown as of the Effective Date of all relevant costs involved in the Development Services and Production Services of [HW Gen] Components, and the [HW Gen] AD Kit Costs include all costs described in this Section. [***]. In cases where cost transparency is in doubt, Aurora reserves the right to confirm cost transparency by means of a third-party auditor, who shall sign a reasonable non-disclosure agreement with Continental, negotiation and approval of such agreement not to be unreasonably withheld, conditioned, or delayed by Continental. Continental may propose changes to or deviations from anything in the Materials List for Aurora consideration pursuant to Section 3.5.
3.5Engineering Change Orders. The following terms of Section 3.5 shall apply to (a) design changes requested after the G55 (C01-M5) Milestone Date set forth in the applicable Development Plan, (b) changes to Specifications requested after the C01-M2 Milestone, and (c) any other changes requested after C01-M2 Milestone
CONFIDENTIAL

Exhibit 10.2
Date. For (i) design changes requested prior to the applicable G55 (C01-M5) Milestone Date set forth in the applicable Development Plan, (ii) changes to Specifications requested prior to C01-M2 Milestone Date, or (iii) any other changes requested prior to the C01-M2 Milestone Date, the Parties will negotiate such changes in good faith, and in accordance with the applicable RASI set forth in the applicable Development Plan, and capture agreed-upon changes an updated Development Plan approved by the Steering Committee in writing. The Steering Committee may approve a process for reviewing and documenting changes in writing made pursuant to this Section.
3.5.1Changes that are not Significant Changes and do not involve Bespoke [HW Gen] Components. Continental may make any engineering and other changes to the Specifications, the Materials List or the [HW Gen] Components that are not Bespoke [HW Gen] Components, including changes to the manufacturing process or location, or handling of materials (subject to Continental’s contractual obligations with Aurora’s OEMs) of the [HW Gen] Components, or Tooling therefore, as long as (a) the change is not a Significant Change and the [HW Gen] AD Kit or the [HW Gen] Components, as applicable continue to meet the applicable Specifications and Milestones and (b) except for changes to B Level Components or C Level Components that do not constitute a Significant Change, Continental provides written notice to Aurora at least thirty (30) Business Days in advance, which shall include sample data for verification if applicable. In such thirty (30) day period, the Parties shall discuss in good faith and mutually agree whether a buffer stock of the affected [HW Gen] Component shall be created to fulfill [HW Gen] AD Kit material call offs with the original unmodified [HW Gen] Component.
3.5.2Significant Changes and Changes to Bespoke [HW Gen] Components. Significant Changes to the Specifications, Materials List, [HW Gen] Components or otherwise and changes to Bespoke [HW Gen] Components may not be implemented without the prior approval of Aurora. Continental shall submit in writing an Engineering Change Order (“ECO”) for Aurora’s consideration, as soon as reasonably practicable after Continental (or Aurora) learns of the need for a Significant Change or a change to a Bespoke [HW Gen] Component. The ECO must contain a description of the impact of the requested Significant Change (or change to a Bespoke [HW Gen] Component) to the Specifications, cost, quality, or schedule of the [HW Gen] Components. To the extent possible, the Parties shall endeavor to resolve any changes without any additional costs to Aurora. Aurora shall use Commercially Reasonable Efforts to document and transmit to Continental the approval (or rejection) within ten (10) Business Days (but, in any event, no greater than thirty (30) Business Days) after receipt by Aurora of an ECO describing the proposed Significant Change (or change to a Bespoke [HW Gen] Component). If Aurora fails to respond to Continental’s written notice of Aurora’s failure to respond in such timeframe within ten (10) Business Days from receipt of such notice, such failure will constitute approval of the Significant Change (or change to a Bespoke [HW Gen] Component). In the event that a Significant Change (or change to a Bespoke [HW Gen] Component) is rejected, the Parties shall immediately escalate the issue in accordance with the Business Review Process.
CONFIDENTIAL

Exhibit 10.2
3.5.3Regulatory Changes. Continental shall make all engineering or other changes to the Specifications, the Materials List, the [HW Gen] Components, or Tooling therefore required by a change of (or modified interpretation by any Authority of) any Applicable Law (“Regulatory Change”), provided that if the Regulatory Change would constitute a Significant Change or a change to a Bespoke [HW Gen] Component and Aurora reasonably disagrees with the proposed change or the underlying interpretation of Applicable Law, the Parties shall discuss in good faith and must mutually agree on any such Regulatory Change prior to Continental making such Regulatory Change. Prior to the implementation of any Regulatory Change that constitutes a Significant Change, Continental shall communicate detailed information regarding the Significant Change to Aurora by means of an ECO. After studying the impact of the proposed Regulatory Change that constitutes a Significant Change or change to a Bespoke [HW Gen] Component, Aurora and Continental shall jointly decide on the plan for implementation, including confirming any effect on the cost, timing/schedule, or quality. For any Regulatory Change due to a law, regulation, or Authority of a jurisdiction in which Aurora does not operate, [***]. Subject to the foregoing, for any other Regulatory Change that impacts an [HW Gen] Component that is sold to multiple customers of Continental, [***]. Aurora shall use Commercially Reasonable Efforts to document and transmit to Continental any written notice of disagreement of a requested Regulatory Change within five (5) Business Days (but, in any event, no greater than thirty (30) Business Days) after completion of the applicable study and Continental’s proposal for an implementation plan. If Aurora fails to respond to Continental’s written notice of Aurora’s failure to respond in such timeframe within ten (10) Business Days from receipt of such notice, such failure will constitute approval of such Significant Change (or change to a Bespoke [HW Gen] Component). Each Party’s obligation to monitor for such Regulatory Change is defined in Section 15.
3.5.4Software Updates. The Parties shall mutually agree on a process and the applicable terms for how updates to software within the [HW Gen] AD Kit or otherwise provided by Continental to Aurora or its Customers may or shall be made; provided that Aurora shall have the sole decision on when and how such updates are deployed (i.e., pushed) to the applicable Vehicle, including special expedited procedures applicable to certain updates. The Parties shall work together to enable software updates to the [HW Gen] Components through the Aurora Services framework. Once agreed to by the Parties, no later than Milestone C01-M2 Milestone Date, such process and terms shall be documented in Appendix Y and attached to this Agreement. In the case that the Parties cannot mutually agree on the process and terms for software updates, the matters shall be taken to the Dispute Resolution Process for a decision. In the event that Continental has provided a software update that would have prevented or reduced a claim that Continental otherwise would have been liable for, and the liability is incurred after Continental has provided the software update and before Aurora has implemented that software update, Continental shall not be liable to the extent the liability results from such failure to implement the update if Aurora has not used Commercially Reasonable Efforts to implement the update, provided that Continental followed the software update process set forth in Appendix Y.
CONFIDENTIAL

Exhibit 10.2
3.5.5Cooperation with OEMs. Continental shall reasonably cooperate with Aurora’s requests for Continental to share details and data related to requested changes to Aurora’s OEMs.
3.5.6Development Plan Updates Prior to C01-M2 Milestone. The Development Plans may identify additional details that the Parties will align on after the Effective Date and prior to the C01-M2 Milestone. Any such alignment or other updates to the Development Plans agreed to by the Parties prior to the C01-M2 Milestone must be documented by the Steering Committee’s approval in writing.
3.6AD Kit Costs. The bill of materials cost for assembly of all subcomponents and modules of the [HW Gen] AD Kit (the “[HW Gen] AD Kit Costs”), both on a per [HW Gen] AD Kit amount and per module amount basis, shall be finalized in accordance with Appendix H. The Parties’ responsibility for such costs shall be determined in accordance with Appendix H and Appendix I, as applicable. Once finalized in accordance with the foregoing, such [HW Gen] AD Kit Costs may only exceed such per [HW Gen] AD Kit amount or per module amount in accordance with this Agreement, including Appendix H and Appendix I. [***].
3.7Limited Product Warranties. Continental warrants to Aurora that the [HW Gen] AD Kit, including the [HW Gen] Components (including all Service Parts, any replacement [HW Gen] Components or components, and any corrective [HW Gen] Components) will, from the date of delivery and through the entire Warranty Period subject to Section 3.8:
3.7.1conform and comply with all Specifications and requirements, drawings, PPAP submissions, samples, and other descriptions, each as agreed to in writing by the Parties or otherwise set forth in this Agreement;
3.7.2be free from defects in design (except to the extent resulting from Aurora’s design of the Aurora Driver System Architecture), materials, and workmanship, will be new (except that refurbished products can be used to provide replacement parts under warranty) and of Generally Accepted Industry Standard quality and workmanship;
3.7.3shall comply with Applicable Law, including legal requirements applicable to components of Vehicle systems and subsystems;
3.7.4be used, assembled, handled, stored, dismantled, decommissioned, and disposed of without known risk to the health or safety of any person and in accordance with (a) IATF 16949 and ISO 9001 standards and, for the [HW Gen] Components covered in [***] only, TISAX (level 3) based on ISO27001 and ISO 27040 standard will also apply, (b) all Applicable Laws, and (c) in an environmentally responsible and secure manner, protective of the environment and the Parties’ brands and reputations and in a manner that would not disclose any Confidential Information of Aurora;
3.7.5be free and clear of any and all liens and encumbrances (for avoidance of doubt, this is not a warranty of noninfringement); and
CONFIDENTIAL

Exhibit 10.2
3.7.6comply with and conform to any other warranties that are expressly agreed to by Continental with respect to the [HW Gen] Components in the OEM Supply Agreements.
The limited warranties set forth in Section 3.7.1 through 3.7.6 above are collectively referred to as “Product Warranties.”
3.7.7Continental will use Commercially Reasonable Efforts to assign to Aurora all third-party warranties and indemnities in connection with the [HW Gen] AD Kit, including the [HW Gen] Components; provided that any such third-party warranty shall not limit Continental’s warranty obligations set forth herein. Continental shall replace, refurbish, or repair, the choice between such three options at Continental’s discretion, each [HW Gen] Component returned in compliance with Continental’s warranty return procedure set forth in Appendix J. THE FOREGOING IS AURORA’S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF A WARRANTY CLAIM (except for Epidemic Failures (subject to Section 8.13), Continental’s indemnification obligations (subject to Section 16), Recalls (subject to Section 8.15), and damages resulting from a breach of warranty (subject to Section 16) recoverable pursuant to this Agreement).
3.8Warranty Exclusions. The Product Warranties will not apply to the extent the defect is caused by:
3.8.1[***];
3.8.2[***];
3.8.3[***];
3.8.4[***];
3.8.5[***];
3.8.6[***];
3.8.7[***];
3.8.8[***];
3.8.9[***]; and
3.8.10[***].
3.9For Services provided hereunder, Continental warrants to Aurora that (a) it possesses and shall utilize Personnel with the requisite expertise, facilities and equipment necessary and appropriate to perform the Services, (b) all Services will be performed in a timely, safe and workmanlike manner, in accordance with Generally Accepted Industry Standards; (c) all Services will be provided in accordance with Applicable Laws; and (d) the Services will meet any applicable Specifications set forth in this Agreement (collectively, “Service Quality Warranty”). EXCEPT AS EXPRESSLY PROVIDED HEREIN, CONTINENTAL PROVIDES NO WARRANTY, EXPRESS, IMPLIED, STATUTORY, OR
CONFIDENTIAL

Exhibit 10.2
OTHERWISE, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT OF THIRD-PARTY RIGHTS, WITH RESPECT TO THE SERVICES, [HW GEN] AD KIT OR [HW GEN] COMPONENTS, AND ANY IMPLIED WARRANTIES ARISING FROM USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE.
3.10Reporting. Continental shall monitor and report during the QBR, the following metrics for A Level Components on a product level: ordered delivery product for the production of [HW Gen] Components, anticipated lead times, MOQs, and total inventory exposure beyond the committed order horizon, supplier performance matrix, component quality KPIs for manufacturing quality (e.g. EOL failure rates, rework rates) and field quality (e.g. number of warranty cases), top 10 quality issues, in-time delivery performance report and supply shortage risk assessment for the next eighteen (18) months. In order to reduce the reporting burden, the Parties agree to use Commercially Reasonable Efforts to reduce the reporting cadence for certain A-Level Components that are at lower risk (e.g., multi sourced components).
3.11Service Parts. Subject to Section 7, Continental will provide to Aurora, service workshops, or Customers identified by Aurora, [HW Gen] Components for service, warranty, recall and campaign purposes (“Service Parts”) until the end of the Support Term. The “Support Term” for an [HW Gen] AD Kit will be [***]. Appendix J sets forth additional terms for the Support Term and Warranty Term. The price of Service Parts will be the price specified in Appendix H.
3.12Scrap Disposal. Continental will manage and destroy excess, obsolete, scrap, work in progress, raw materials, Tooling or finished goods associated with any [HW Gen] Components (“Scrap”) in accordance with ISO27040, IATF 16949, ISO 9001 and TISAX (level 3) standards, all Applicable Laws, and in an environmentally responsible and secure manner, protective of the environment and the Parties’ brands and reputations and in a manner that would not disclose any Confidential Information of Aurora. At Aurora’s request, Continental will provide documentary evidence acceptable to Aurora that Continental has managed and destroyed Scrap in accordance with this Agreement. Continental shall be responsible for the cost and expense of the disposal of the Scrap. Continental shall not have any obligation to manage Scrap removed from Vehicles by third parties unless the Scrap has been returned to Continental as a warranty return or where Continental removes the Scrap as part of decommissioning at a certified service center and provided under Hardware Services.
3.13Supply Chain. Without limiting Continental’s responsibility for its Suppliers’ compliance with this Agreement, Continental will use Commercially Reasonable Efforts to flow down the applicable terms in this Agreement to its Suppliers, such as confidentiality obligations, and will be responsible for sourcing, ensuring quality, managing end of life of subcomponents, and managing its Suppliers in compliance with the terms of this Agreement (including Directed Buy Components). Continental is responsible for tracking and resolving all quality and performance issues within its supply chain (including Directed Buy Components). Continental will be liable for all costs, losses, and damages incurred by Aurora or Customers arising out of the conduct of its Suppliers (excluding those arising from responsibilities related to [***] that are not identified as Continental’s responsibility per RASI F).

CONFIDENTIAL

Exhibit 10.2
3.14Factory Automation; Resource System Integration. Continental will ensure that factory automation tools used in performance of the Services are in good operating condition and comply with the obligations set forth in this Agreement. At its own cost and expense, Continental shall use Commercially Reasonable Efforts to develop and support interfaces and integration of its tools with Aurora’s information systems, and OEMs’ information systems as applicable, including electronic data interchange and any other web or networked communication as may be developed and updated in a format and schedule reasonably requested in writing by Aurora.
3.15Disaster Recovery; Business Continuity. Continental has and will maintain reasonable disaster recovery and business continuity plans and processes for the manufacture and assembly of the [HW Gen] Components and the [HW Gen] AD Kit, including those set forth in Appendix P, which will comply with the requirements set forth in this Agreement. The Parties shall negotiate in good faith and agree to the content of Appendix P, as evidenced by written approval of the Steering Committee, and shall work in good faith to finalize the Appendix by the C01-M2 Milestone Date.
4.Milestones
4.1Continental. Continental shall timely meet each milestone identified as a Continental milestone in Attachment II to Appendix F (the “Continental Milestones”). Appendix F sets forth remedies in the event Continental fails to meet a Continental Milestone in accordance with the timeline in Appendix F. Continental shall promptly notify Aurora in writing if it reasonably believes it will be unable to achieve any Continental Milestone, as soon as commercially reasonable, not to exceed within five (5) Business Days after coming to this belief.
4.2Aurora. Aurora shall timely meet each milestone identified as an Aurora milestone in Attachment I to Appendix F (the “Aurora Milestones”). Appendix F sets forth remediation actions in the event Aurora fails to meet an Aurora Milestone in accordance with the timeline in Appendix F. Aurora shall promptly notify Continental in writing if it reasonably believes it will be unable to achieve any Aurora Milestone, as soon as commercially reasonable, not to exceed within five (5) Business Days after coming to this belief.

5.Price Per Mile Payments
5.1General. In consideration of Continental’s provision of the Services and supply of the [HW Gen] AD Kits in accordance with this Agreement, Aurora shall pay Continental a fee per mile driven by the [HW Gen] AD Kits during Customers’ receipt of the Aurora Offerings in accordance with Appendix I and the other terms of this Agreement. Appendix I contains when and how such fee per mile may be adjusted, including risk-benefit shares between the Parties. Development Costs may also be offset or reduced by Continental’s ability to leverage certain Tooling, hardware, or Developed Technology in certain other applications or sales to other customers as may be permitted under this Agreement, including in accordance with Appendix G, Appendix I, the applicable Development Plan, and Section 11.
5.2Aurora Approval of Additional Fees. Aurora will not be responsible for any fees, costs, or expenses incurred regarding the Development Costs, the [HW Gen] AD Kit or the [HW Gen] Components except as explicitly set forth herein, unless they
CONFIDENTIAL

Exhibit 10.2
have been discussed and mutually agreed in writing by both Parties in accordance with this Agreement.
6.OEM Supply
6.1OEM Supply Agreements. Continental shall only provide the [HW Gen] AD Kits to Aurora or OEMs as directed by Aurora. Continental shall act in good faith and use Commercially Reasonable Efforts to pursue and obtain supply agreements with OEMs identified by Aurora for the [HW Gen] AD Kit (each an “OEM Supply Agreement”). In the event that Continental cannot execute an OEM Supply Agreement with an OEM as directed by Aurora after Commercially Reasonable Efforts, the Parties’ CEOs shall meet with executive representatives of the applicable OEM to negotiate an OEM Supply Agreement or align on an alternative solution in good faith, and Aurora may, notwithstanding Section 11.3, directly purchase the [HW Gen] AD Kits to provide to the applicable OEM. The Parties intend that the OEM Supply Agreements will be between a Continental Affiliate and the OEM identified by Aurora pursuant to which Aurora (and/or its Affiliate) is explicitly designated as a third-party beneficiary. Such OEM Supply Agreement will be in accordance with this Agreement, including the terms set forth in Appendix Q. The Parties shall negotiate in good faith and agree to the content of Appendix Q, as evidenced by written approval of the Steering Committee, by the C01-M2 Milestone Date. Continental will be responsible for complying with all provisions of the OEM Supply Agreement related to the supply, including assembly, installation, disassembly, uninstallation and decommissioning, of the [HW Gen] AD Kits and will be liable to the OEM for any breach thereof, except as may be specifically stated in this Section 6 or Appendix Q. Any breach of the OEM Supply Agreement by Continental will also be a breach of this Agreement. The Parties shall cooperate reasonably and in good faith in response to any claims of non-performance or breach by an OEM. In no event may Continental grant, including in any OEM Supply Agreement, a Person the right to use an [HW Gen] AD Kit at any time outside of that Person’s active subscription to an Aurora Offering through Aurora. Continental shall not have any decommissioning obligation for any Vehicles outside of decommissioning provided at a certified service center and provided under Hardware Services.
6.2Alternative OEM Arrangements. Upon Aurora’s request, the Parties will work together in good faith to consider and implement alternative supply arrangements for the provision of [HW Gen] AD Kits by Continental to the OEMs and Customers.

6.3Forecasting, Ordering, Shipping, and Acceptance Processes. The Parties shall comply with the forecasting, ordering, shipping, and acceptance requirements as specified in Appendix R.

6.4Direct Purchases by Aurora. In accordance with Appendix R, Continental shall supply [HW Gen] AD Kits directly to Aurora upon Aurora’s request. These [HW Gen] AD Kits must comply with the Specifications and other requirements of this Agreement.

6.5Sample Purchasing. Upon Aurora’s request, Continental shall supply Aurora, or, at Aurora’s direction, Aurora’s OEM, samples of [HW Gen] Components or [HW Gen] AD Kits for testing, validation, and process bring-up purposes. Shipping terms of such samples shall be DAP (Aurora-specified US location). Prices for such samples shall be set forth in Appendix H.
CONFIDENTIAL

Exhibit 10.2

6.6Remedies for Late Delivery.
6.6.1If Continental does not deliver, or there are reasonable grounds to believe that Continental will not deliver, [HW Gen] Components in accordance with the scheduled Delivery Dates, Continental shall immediately notify Aurora, or if pursuant to an OEM Order, both Aurora and the OEM, take all necessary actions to ensure timely deliveries and if applicable propose a revised Delivery Date, and Aurora or the OEM may, at its option, do one or more of the following: (a) accept the revised Delivery Date; or (b) require Continental to deliver [HW Gen] Components using priority freight delivery with incremental freight charges at Continental’s sole cost and expense.

6.6.2If Aurora concludes in its reasonable discretion or if Aurora is informed by OEMs that the remediation steps in Section 6.6.1 above are insufficient, and the delay is [***], then Aurora may, at its option, cancel or authorize OEMs to cancel, all or any portion of the [HW Gen] AD Kits ordered without liability to Aurora, and the applicable binding forecast [***] shall be amended accordingly to reflect such canceled Orders.

6.6.3If Aurora concludes in its reasonable discretion (subject to the Dispute Resolution Process) or if Aurora is informed by OEMs that the remediation steps provided in Sections 6.6.1 and 6.6.2 above are insufficient, and the delay is [***], Continental shall pay Aurora [***] (the “Liquidated Damages Amount”) as a reasonable estimate of the damages given the impact of any delay in delivery, and the fact that the precise amount of actual damages are difficult to ascertain at the Effective Date. Continental shall pay the Liquidated Damages Amount within [***] from the date of an Aurora invoice. [***]. In the event such delayed [HW Gen] Components subject to Liquidated Damages Amount affect the binding forecast [***], such affected binding forecast [***] shall be amended accordingly. To clarify, Liquidated Damages Amount will not apply to the extent the delay is due to a Force Majeure Event (including supply chain disruptions caused by a Force Majeure Event); provided that Continental has complied with the disaster recovery and business continuity plan set forth in Appendix P (Continental Disaster Recovery and Business Continuity Plans) and that the applicable binding forecast [***] shall be amended accordingly to reflect any canceled Orders due to Force Majeure Events.

6.6.4The Delivery Date in each Order will constitute a separate delivery requirement. Delivery Date reliability will be measured as the percentage of on-time Delivery Date when compared to total deliveries over a rolling ten (10) Business Day period. Continental is expected to meet [***] of all Delivery Date requirements. If Aurora notifies Continental that it failed to maintain [***] on-time Delivery Date rate due to failures on the part of the Continental, Continental shall, within ten (10) Business Days of receiving such notice, submit for approval a corrective action plan to reach the [***] on-time Delivery Date rate within [***] of the plan’s implementation.

6.6.5As used in this Section 6, (a) “Delivery Date” means the delivery date for [HW Gen] Components that is set forth in an Order, and (b) “Order” means a purchase order, release or other document issued by OEM
CONFIDENTIAL

Exhibit 10.2
pursuant to Aurora’s Binding Forecast (as defined in Appendix R) or by Aurora to Continental for direct purchases or sampling purchases in accordance with Sections 6.4 and 6.5, that identifies (i) the [HW Gen] Components to be shipped, (ii) quantities of the [HW Gen] Components being ordered, (iii) the delivery locations and (iv) Delivery Dates for such [HW Gen] Components. Orders issued by Aurora are referred to herein as Aurora Orders, and Orders issued by OEMs are referred to herein as OEM Orders.

7.Hardware Services
7.1Hardware Services. Continental shall perform the Hardware Services set forth in Appendix J in accordance with the terms therein.
8. Product Quality and Manufacturing Processes
8.1Generally. As of the Effective Date, the Parties have agreed to the manufacturing and quality terms in this Section 8. Both Parties acknowledge that additional facts and learnings may lead a Party to reasonably request an amendment, including, for example, due to stricter or additional requirements of Customers, to this Section by completion of Milestone C01-M5, which the other Party will consider in good faith and such Party may not unreasonably withhold consent to such amendment.
8.2Quality Assurance and Standards; Compliance. Continental shall implement and maintain quality assurance policies and procedures to ensure that: (a) all [HW Gen] Components conform to the Specifications; and (b) Continental’s manufacturing operations related to the [HW Gen] Components comply with all Applicable Laws and generally accepted industry requirements and standards. In addition, Continental shall conduct internal validation testing in accordance with validation test procedures and methods agreed to in writing by the Parties, to ensure that all [HW Gen] Components conform to the Specifications prior to shipping. Continental’s operations shall comply with and maintain IATF 16949, ISO 26262 and ISO 9001 certification by a recognized certification body.
8.3Quality Standard Updates. Continental acknowledges that it has received certain materials, including the Specifications, the SQM and other materials defining the quality criteria for the [HW Gen] Components (collectively, the “Quality Standards”). In the event that Aurora wishes to update the Quality Standards, Continental agrees to review and to respond to such update requests within thirty (30) calendar days, with Continental’s acceptance not to be unreasonably delayed or withheld. In the event the Parties cannot agree upon the updated Quality Standards, the Parties agree to settle that dispute using the Dispute Resolution Process of Section 21 up to but not including arbitration.
8.4Quality Data. On a periodic basis, Continental shall deliver to Aurora a report of quality data and metrics, which shall be further identified in each of the Development Plans for the applicable [HW Gen] Components, as requested by Aurora. Continental’s certification and test results will be provided to Aurora upon request, and will be retained by Continental for a ten (10) year period after delivery of the relevant [HW Gen] Components, unless the retention period specified in the engineering specifications and/or drawings, referenced industry standards or regulations is longer.
CONFIDENTIAL

Exhibit 10.2
8.5Product Support and Technical Information. Continental shall maintain dedicated and sufficient product engineering, service engineering and application engineering capabilities to support the [HW Gen] Components supplied, sold, or leased to Aurora and its Customers as may be reasonably requested by Aurora, including diagnostic support and trouble-shooting assistance. Such support will be provided as agreed by the Parties pursuant to the terms of Appendix J. Continental shall also make available at no additional cost to Aurora all technical information about the [HW Gen] Components in English unless otherwise agreed by the Parties, including service and owner’s manuals, training materials, parts diagrams, schematics, and parts lists (collectively, “Technical Information”). Any such Technical Information that is information in any form necessary for the design, development, production, operation, modification or maintenance of hardware, materials, software, or processes related to those necessary actions is “Technical Data”. All Technical Data must be marked to indicate jurisdiction and export classification of the Technical Data. Aurora acknowledges that the Technical Information and Technical Data at the component level for [HW Gen] Components (i.e., not Aurora Driver System Architecture-level Technical Information or Technical Data) that do not constitute Bespoke [HW Gen] Components are Confidential Information of Continental. When engineering or design changes are proposed, draft revisions of Technical Information shall be forwarded to Aurora for review and approval during the development period. Approval thereof by Aurora will not relieve Continental of any of its obligations or responsibilities under this Agreement. Copies of any final revised Technical Information accepted in accordance with the applicable Quality Standards will be delivered to Aurora at least sixty (60) calendar days prior to the first Delivery Date of the affected [HW Gen] Components.
8.6Defective Products. Continental shall replace or repair any [HW Gen] Components returned as defective or otherwise identified as defective by Aurora, with disputes on warranty coverage after the repair or replacement is made subject to the disputed warranty return process set forth in Appendix J. The returns of defective [HW Gen] Components will be at Continental’s expense. This replacement will be at no additional cost to Aurora except to the extent the replacement (a) results from a design defect inherent in the Aurora Background Technology or caused by Aurora’s creation of Developed Technology, (b) [***] or (c) results from an issue with the [HW Gen] Component that was excluded from the Product Warranty under Section 3.8.
8.7Unique Identification Numbers. Unless otherwise specified in the Specifications, Continental shall create individual unique identification numbers for each [HW Gen] Component, as required by Aurora, and track the dates that the [HW Gen] Components are manufactured. Continental uses a standard Global Transport Level (VDA4994) for packaging for each [HW Gen] Component. Additional labeling requirements will be defined between Continental and the receiving OEM. Continental shall also record production lot data on an [HW Gen] Component level as required by Aurora and according to accepted industry standards including critical manufacturing parameters and traceability. Continental shall make such production lot data available to Aurora upon request for no less than ten (10) calendar days after the manufacturing date for each [HW Gen] Component/lot.
8.8Manufacturing Quality Process. Continental shall perform in-line quality testing and end-of-line testing. Quality testing metrics and requirements will be defined to satisfy OEM standards and requirements. Continental shall attend performance
CONFIDENTIAL

Exhibit 10.2
reviews at which it will present data regarding its compliance with the terms of this Agreement and the applicable OEM Supply Agreement. Such reviews will be held as determined by Aurora, but no more frequently than quarterly.
8.9Materials Management and Transparency; Clear to Build. Continental shall work closely with Aurora to ensure a smooth interface between Aurora’s, the OEM’s and Continental’s purchasing systems and processes (usage of existing EDI is preferred) regarding the [HW Gen] Components. Any Orders issued by the OEMs to Continental shall be shared in parallel with Aurora. Continental will deliver as ordered by the OEM unless otherwise specified in this Agreement, including Appendix R, or as otherwise specified by Aurora. Continental will notify Aurora if the execution of Orders is at risk. Continental shall provide advanced shipping notices consistent with such notices provided to Continental’s OEM customers.
8.10Subcontractors and Upstream Suppliers. Continental shall not subcontract any Services used to supply the [HW Gen] Components or [HW Gen] AD Kit, or subcontract any Services, including Development Services, without Aurora’s prior written consent (including in the applicable Development Plan); provided that such consent shall not be required where (a) the applicable Suppliers are operating and based in [***], (b) the costs for subcontracted Services to a Supplier and its affiliates, subsidiaries, and parent [***], and (c) it is for the upstream supply for [***]. This consent shall not unduly be withheld by Aurora. Continental shall require any approved subcontractor (who shall be deemed as a Supplier engaged by Continental upon such approval), including an upstream supplier of components, to comply with the principle requirements of this Agreement (including facility access), and a subcontractor’s failure to do so will be a breach of this Agreement by Continental. All actions of an approved Continental subcontractor will be deemed the actions of Continental under this Agreement. Continental will be responsible for the performance of its materials suppliers and quality of the materials.
8.11Branding; Aurora Identification.
8.11.1Branding. The Parties shall in good faith align on a mutually agreed approach for branding of the [HW Gen] AD Kit. The Parties have agreed to keep the “Aurora Driver” brand and intend to include co-branding of Continental on [HW Gen] Components. Any co-branding is subject to written approval of the Parties. Each Party acknowledges and agrees that it shall obtain any approvals from any trademark owners (if different from the Party itself) prior to providing written approval in relation to any request for co-branding.
8.11.2Customer Identification. Continental shall not use Aurora’s (or that of Aurora’s Customers) [HW Gen] Component number/part number, Listing (as defined in Section 8.12) or any trade name, trademark, logo or service mark owned by or licensed to Aurora or its Customers (together, “Customer Identification”) on any products manufactured for or supplied to third parties other than under this Agreement.
8.11.3Continental Part Numbers. The part number or other designation assigned by Continental to refer to a specific [HW Gen] Component (whether such number or designation is actually placed on the [HW Gen] Component or not) shall be exclusive to Aurora and no Integrated Module referencing such part number shall be supplied to any third party without the prior
CONFIDENTIAL

Exhibit 10.2
written consent of Aurora. Continental agrees that it shall not directly or indirectly disclose Aurora part numbers or any information that would assist a third party in identifying to third parties a duplicate of any [HW Gen] Component (even if Continental is otherwise legally entitled to sell such duplicate using a different part number to third parties).
8.12Third Party Certifications. Aurora shall have the option to have any or all third-party certifications, listings, or qualifications for an [HW Gen] Component (“Listings”) be obtained in the name of Aurora or its Customer. If Aurora elects such an option: (a) Aurora will be responsible for all applicable fees for such Listings; and (b) such Listings shall be considered for purposes of this Agreement to be part of the Customer Identification.
8.13Epidemic Failure.
8.13.1Definition. Continental acknowledges that the [HW Gen] Components and the [HW Gen] AD Kit are a critical component in Aurora’s products and services. Each Party shall promptly notify the other Party if it has any reason to believe an [HW Gen] Component may be experiencing an Epidemic Failure. “Epidemic Failure” means [***]. Aurora may elect to suspend or cancel shipments of [HW Gen] Components or [HW Gen] AD Kits that it reasonably suspects may contain the same defect that triggered the Epidemic Failure.
8.13.2Continental Obligations During an Epidemic Failure. Upon notice of an Epidemic Failure, Continental shall provide: (a) a plan for investigating the source of the Epidemic Failure within [***]; and (b) a written 8D (Eight Disciplines CAPA) format solution for the Epidemic Failure within [***]. Continental is responsible for all costs associated with an Epidemic Failure (unless caused by a design defect inherent in the Aurora Background Technology or caused by Aurora’s creation of Developed Technology, a defect in a Directed Buy Component, except to the extent arising from Continental’s responsibilities set forth in RASI F, or due to any of the exclusions in Section 3.8).
8.14PPAP. For [HW Gen] Components that require “PPAP” (the automotive industry standard Production Part Approval Process according to AIAG standards), Continental, at its sole expense, shall comply with and continue to manufacture and provide [HW Gen] Components and the [HW Gen] AD Kit in strict compliance with all PPAP requirements and the PPAP approval, unless: (a) the [HW Gen] Components have a prior Level 3 PPAP approval and Aurora approves the use of the prior Level 3 PPAP after review of the part submission warrant and any other documentation or data requested by Aurora; or (b) the [HW Gen] Components are prototype, in which case, and in lieu of a Level 3 PPAP submission, 100% inspection of and material certification for each [HW Gen] Component is required in advance of shipment of [HW Gen] AD Kits to Aurora or its Customers. [HW Gen] Components or [HW Gen] AD Kits may not be shipped from Continental’s facility until PPAP approval is granted or written authorization is given by Aurora. The Parties shall work together in good faith to align on one set of PPAP requirements for such [HW Gen] Components, taking into consideration the highest level required between this Section [***] and IATF16949 standards. [***]. Notwithstanding the foregoing, if an [HW Gen] Component subject to RASI F is secured from a Directed Supplier, then Continental is not responsible for the PPAP of such Component.
CONFIDENTIAL

Exhibit 10.2
8.15Recalls.
8.15.1The Parties are committed to acting in good faith and in a cooperative manner in their efforts to protect the public against unreasonable risk of incidents related to the [HW Gen] AD Kit. As between Aurora and Continental, the Parties will coordinate in good faith with respect to any recall or service action or campaign determination or recommendation for the [HW Gen] AD Kit (each event, a “Recall”). Each Party shall share any information they have on reliability, field issues, or internal investigations as it relates to how the [HW Gen] AD Kit potentially functions to the other Party in the event it institutes an internal investigation over a potential Recall of, or recommendation to an OEM to institute a Recall of, the [HW Gen] AD Kit.
8.15.2Notwithstanding the foregoing, each Party has the unilateral right to institute or recommend the commencement of a Recall of the [HW Gen] AD Kit [***].
8.15.3[***].
8.15.4The Parties shall cooperate in executing any Recall of the [HW Gen] AD Kit, including coordinating regarding any communication with any Authority concerning a potential or actual Recall of the [HW Gen] AD Kit. Continental shall maintain complete and accurate records regarding the [HW Gen] Components and [HW Gen] AD Kit as required by Applicable Law, and in case of a Recall of the [HW Gen] AD Kit, Continental shall promptly make such records and reports available to Aurora. The Parties will coordinate in good faith with respect to developing and implementing any technical fixes necessary to resolve the issue underlying the Recall of the [HW Gen] AD Kit.
8.15.5[***].
8.15.6The Parties will negotiate in good faith to have OEMs follow the process set forth in this Section 8.15 and enter into a tri-party apportionment agreement for the costs of Recalls of the [HW Gen] AD Kit.
9. Bailed Property; Software; and Security Procedures
9.1Protection of Bailed Property. Any Bespoke [HW Gen] Components (including prototype and preproduction units of the Bespoke [HW Gen] Components), other materials, and Bespoke Tooling, each owned and furnished by Aurora, owned by Aurora pursuant to Section 10, or procured by Continental on Aurora’s behalf (the “Bailed Property”) must: (a) be kept confidential and secure and held by Continental for the sole benefit of Aurora on a bailment-at-will basis; (b) remain Aurora’s property unless otherwise agreed to in writing by the Parties; (c) be used by Continental exclusively for Aurora’s or its Customers’ Orders; (d) be clearly marked with a serial number, clearly marked as Aurora Bailed Property and segregated when not in use; (e) be kept in good working condition at Continental’s own cost and expense and shall furnish any and all parts, mechanisms and devices required to keep the Bailed Property in good repair; and (f) be available for access by Aurora upon reasonable prior written notice (unless related to a Trigger Event, then upon notice) or shipped to an Aurora-designated location at Aurora’s expense of mutually-agreed costs (unless related to a Trigger
CONFIDENTIAL

Exhibit 10.2
Event or Aurora’s termination pursuant to Section 20.4, then at Continental’s expense) promptly on Aurora’s demand or following expiration or termination of this Agreement. Continental shall promptly inform Aurora of any equipment malfunctions and any repairs Continental may make to the equipment. In addition, Continental shall not represent or assert any ownership interest in Bailed Property and upon request of Aurora shall execute any documents necessary to perfect Aurora’s ownership interest in Bailed Property. Continental shall keep the Bailed Property free of liens, attachments, and other encumbrances while in Continental’s control. Continental shall insure or self-insure Bailed Property (with Aurora as loss payee) and be liable for loss or damage while in Continental’s possession or control, ordinary wear and tear excepted. Continental shall notify Aurora in writing of any damage to or loss/theft of Bailed Property promptly upon Continental’s discovery of the loss/theft or damage. Continental shall be responsible for reimbursing or crediting, at Aurora’s option, any loss of any Bailed Property. Continental shall not, and shall ensure that others do not, reverse engineer, disassemble, or otherwise seek to determine the design of any Bailed Property. Bailed Property does not include raw materials and components not provided by Aurora that have not been used to produce a finished [HW Gen] Component, or any existing Continental tools or equipment, or tools and equipment furnished by Continental, or any [HW Gen] Component other than Bespoke Tooling and Bespoke [HW Gen] Components. In the event the Parties agree to have Aurora furnish Vehicles to Continental for Development Services, including in accordance with Appendix C-16, the Parties shall negotiate in good faith any reasonably necessary additional legal terms (e.g., use agreement, lease or sale agreement, additional data terms, handling of costs, etc.) prior to the provision of such Vehicles.
9.2Maintenance of Bailed Property. Continental shall operate and maintain the Bailed Property by competent and duly qualified personnel in accordance in all material respects with: (a) the manufacturer’s instructions, warranty requirements and manuals; (b) all applicable requirements of Applicable Law, including all statutes, regulations, licenses, or orders of any governmental body having power to regulate the Bailed Property or its use, if any; and (c) all conditions and requirements of all policies of insurance. Continental, at its sole expense, shall enter into and maintain in force any maintenance contracts required by the manufacturer of the Bailed Property and shall provide to Aurora a copy of such contract and all supplements. If Continental enters into a maintenance contract with a party other than the manufacturer of the Bailed Property, Continental shall, at its sole expense, have the manufacturer of the Bailed Property recertify the Bailed Property at the expiration of the applicable term and any extension.
9.3Aurora Software. Except as provided by separate agreement between Aurora and Continental, with respect to any proprietary software, including but not limited to software binaries, Firmware, output data and signals, and source code, provided or made accessible by Aurora, including (a) Perception, simulation, mapping, decision making, path planning, and generation of Vehicle actuation command software and (b) other software included as part of the Bailed Property (“Aurora Software”), Continental shall not, without the prior written consent of Aurora: (a) alter, modify or adapt the Aurora Software, including translating, decompiling, disassembling or creating derivative works; (b) copy the Aurora Software; (c) sublicense, assign or otherwise transfer the Aurora Software in whole or in part; (d) use the Aurora Software other than in the performance of the Development Services and the provision of [HW Gen] Components under this Agreement; or (e) disclose any portion of the Aurora Software to any third party or entity, except
CONFIDENTIAL

Exhibit 10.2
as disclosure to Continental’s Personnel in the course of their employment or engagement may be necessary or appropriate, after advising such Personnel of the confidential and proprietary nature of the Aurora Software.
9.4Continental Software. Except as provided by separate agreement between Aurora and Continental, with respect to any proprietary software, including but not limited to software binaries, Firmware, output data and signals, and source code, provided or made accessible by Continental, including Perception, simulation, mapping, decision making, path planning, and generation of Vehicle actuation command software (“Continental Software”), which, for clarity, excludes third-party Software provided to Aurora or its Customers through Continental, Aurora shall not, without the prior written consent of Continental: (a) alter, modify or adapt the Continental Software, including translating, decompiling, disassembling or creating derivative works; (b) copy the Continental Software; (c) except as explicitly permitted under this Agreement, sublicense, assign or otherwise transfer the Continental Software in whole or in part; (d) use the Continental Software other than in connection with the [HW Gen] AD Kits and the use of [HW Gen] Components under this Agreement; or (e) disclose any portion of the Continental Software to any third party or entity, except as disclosure to Aurora’s Personnel in the course of their employment or engagement may be necessary or appropriate, after advising such employees of the confidential and proprietary nature of the Continental Software. For clarity, interfacing against an API or message interface shall not constitute a derivative work or an alteration, modification, or adaptation of Continental Software and any actions covered by (a) through (e) shall not be deemed prohibited if reasonably necessary for the inclusion of the [HW Gen] AD Kit into the Aurora Driver (e.g., copying an update to Continental Software provided by Continental to implement across multiple Vehicles operated by the Aurora Driver utilizing [HW Gen] AD Kits).
9.5OFAC Requirements. Continental shall not allow the Bailed Property to be used at any time by any person (a) listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation; or (b) designated under Sections 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders.
9.6Additions to Bailed Property. Continental shall not, without the prior written consent of Aurora, affix or install any accessory, equipment, or device (an “Addition”) on any Bailed Property if the Addition will materially alter or impair the originally intended function or use of the Bailed Property. All Additions, repairs, parts, supplies, accessories, equipment, and devices furnished, attached or affixed to any Bailed Property that are not readily removable will be made only in material compliance with Applicable Laws and will become the property of Aurora. Continental shall make, at its own expense, any alterations or modifications to the Bailed Property that may be required to comply with any Applicable Laws, subject to Section 3.5.
9.7Fixtures. Continental shall not, without the prior written consent of Aurora and subject to the conditions Aurora may impose for its protection, affix or install any Bailed Property to or in any other personal or real property (other than the installation of the Bailed Property at the applicable manufacturing location for the [HW Gen] Components).
CONFIDENTIAL

Exhibit 10.2
9.8Status Reports. Continental shall provide to Aurora a written report of the status of all Bailed Property on an annual basis, including the usage rate of tools and fixtures and balance life for all such Bailed Property, as applicable.
9.9No Access by Third Parties. The manufacturing operations related to the production of [HW Gen] Components that are unique to the Aurora AD Kit for Aurora, including Bespoke [HW Gen] Components or assembly of finished [HW Gen] AD Kits, will not be accessible or capable of being observed by any third party or by any individual, except for Continental’s Personnel and Aurora’s Personnel or agents, emergency personnel or other third parties who need to access the facility pursuant to Applicable Law, or permitted Suppliers as necessary to enable Continental to perform its obligations hereunder, provided, that, without limiting its confidentiality obligations set forth in this Agreement, Continental shall use Commercially Reasonable Efforts to preserve the confidentiality of the production of [HW Gen] Components. For the avoidance of doubt, the foregoing restrictions shall not apply to any generic parts that are [HW Gen] Components even if being produced for the [HW Gen] AD Kit. Continental shall not allow any individual employed by or otherwise associated with any Person: (a) materially engaged in SAE Level 4 Systems or (b) that is an L4 Entity to tour the operations related to the production of [HW Gen] Components for Aurora other than generic parts production. This Section 9.9 does not apply to any [HW Gen] Components that Continental is permitted to sell to other customers (including other L4 Entities) under this Agreement. Without limiting the foregoing or other provisions of this Agreement regarding the protection and confidentiality of Bespoke [HW Gen] Components, Continental shall not discuss Bespoke [HW Gen] Components with any third party visitors, nor demonstrate, explain, or allow examination of the manufacturing of the Bespoke [HW Gen] Components with such visitors.
9.10Security Procedures. In addition to security procedures specified on Appendix O, Aurora will have a right to audit the security procedures in detail not more than twice each year, unless additional audits are required by Applicable Law or are a follow up to a prior audit that revealed noncompliance, upon reasonable prior written request, to ensure Continental’s compliance. In addition, Continental shall perform a quarterly security procedures compliance audit, and provide the results to Aurora at the following QBR.
9.11Recovery of Bailed Property. Aurora may, upon reasonable prior written notice, retake possession of any Bailed Property without the necessity of payment (except for the subsequent reimbursement noted below in this Section 9.11) to Continental, or a hearing or a court order, which rights, if any, are hereby waived by Continental. Upon Aurora’s written request, Continental will release or deliver the Bailed Property to Aurora with Aurora responsible for mutually-agreed costs related thereto (unless in relation to a Trigger Event or Aurora’s termination pursuant to Section 20.4, then at Continental’s cost). If Aurora has not completed its reimbursement for any Bailed Property that is the subject of a Reimbursement Authorization, then Aurora shall pay Continental the balance owed promptly before Aurora may obtain possession of the applicable Bailed Property.

10.Tooling
10.1Tooling Generally. Costs for Tooling shall be set forth in Appendix G or the applicable Development Plan. Any such costs passed on to Aurora may only be for [***]. If such a piece of Tooling is bespoke to Aurora, or if Tooling bespoke
CONFIDENTIAL

Exhibit 10.2
to the [HW Gen] AD Kit or [HW Gen] Components is installed at an OEM plant to install, test or calibrate the [HW Gen] AD Kit or [HW Gen] Components (“Bespoke Tooling”), Aurora has the option to purchase it in accordance with Section 10.4.
10.2Costs for Bespoke Tooling. Aurora may exercise the right to reimburse Continental for Continental’s actual reasonable costs of manufacturing or procuring Bespoke Tooling as set forth in Appendix G or the applicable Development Plan (a “Reimbursement Authorization”). If Aurora desires to execute a Reimbursement Authorization for Bespoke Tooling: (a) Aurora may review the test reports of Continental’s successful testing of such Tooling and materials conducted in accordance with any Aurora tooling specifications and guidelines; (b) Continental shall ensure the Tooling has received Level 3 PPAP approval, if applicable and if requested by Aurora; (c) Aurora may conduct, and Continental shall sufficiently cooperate with, a tooling audit in accordance with Aurora’s requirements; and (d) Continental shall provide to Aurora detailed invoices documenting the actual costs incurred by Continental for such Tooling or materials, including copies of any invoice issued to Continental by any third party with respect thereto, and any other information reasonably requested by Aurora with respect to such Tooling or materials (which may include CAD models and drawings). Aurora shall reimburse Continental only the actual cost of such Bespoke Tooling or materials, not to exceed the authorized amount, if any, stated in the applicable Reimbursement Authorization.
10.3Becoming Bailed Property. Such Bespoke Tooling or other materials that are subject to a Reimbursement Authorization will become Bailed Property (and title thereto will vest in Aurora and Continental hereby assigns all rights, title, and interest in and to such Bespoke Tooling and other materials to Aurora) immediately upon completion of all testing required by Aurora (provided that Aurora will not be relieved of its obligation to reimburse for such Tooling or materials in accordance with the terms of this Agreement). Any payments made by Aurora for Bailed Property are expressly intended by Aurora to be held in trust for the benefit of any Suppliers used by Continental to manufacture or fabricate the Bailed Property that relates to such payments, and Continental agrees to hold such payments as trustee in express trust for such Suppliers until Continental has paid the Suppliers in full for the Bailed Property. Aurora will not pay for any Tooling necessary for the production of sample products unless otherwise provided in the applicable Reimbursement Authorization.

10.4Right to Purchase Duplicate Tooling. Upon Aurora’s request, Continental shall, at the time it places the order with the applicable Supplier, use Commercially Reasonable Efforts to secure Aurora’s right to purchase directly from the Supplier a duplicate set of Bespoke Tooling at the same price paid by Continental and use Commercially Reasonable Efforts to secure Aurora’s right to purchase directly from the Supplier a duplicate set of the Tooling at the same price paid by Continental. Continental will provide all written specifications needed to enable such Supplier to supply such Tooling.
10.5Transferable Tooling. Promptly following written request by Aurora following a Trigger Event or Aurora’s termination pursuant to Section 20.4, Continental shall, upon payment of the depreciated book value (or such other reasonable cost as agreed to by the Parties in writing), transfer all right, title and interest to any Transferable Tooling to Aurora or its designee. “Transferable Tooling” means Tooling for Bespoke [HW Gen] Components that is not already Bailed Property.
CONFIDENTIAL

Exhibit 10.2
Continental shall undertake all Commercially Reasonable Efforts to effect the transfer and assignment of ownership of such Transferable Tooling to Aurora or its designee at Aurora’s cost. Upon written request by Aurora, and at reasonable cost (agreed to by the Parties in writing), Continental will deliver the Transferable Tooling to Aurora or its designee, pursuant to the following terms:

10.5.1Continental will deliver the Transferable Tooling FCA (Incoterms 2020) by a delivery date and to a location agreed upon by the Parties.
10.5.2If Aurora has not previously requested transfer of title to the Transferable Tooling in advance of delivery, title and risk of loss to the Transferable Tooling will transfer to Aurora or its designee when Continental tenders the Transferable Tooling to the freight forwarder after it has been cleared of all export formalities.
10.5.3Continental shall ship the Transferable Tooling in accordance with any reasonable instructions Aurora or its designee may provide in writing to Continental.
10.5.4Aurora will incur and pay any and all costs related to the transfer and assignment of the ownership of Transferable Tooling to Aurora or its designee, including export clearance and the physical delivery of the Tooling.

11.Exclusivity and Right of First Negotiation
11.1General. The terms in this Section 11 are intended to be pro-competitive, foster innovation, and protect each Party’s Intellectual Property Rights and investment related to this Agreement. The Parties shall comply with all Applicable Laws related to this Section 11.
11.2Additional Exclusions. In addition to the exclusions set forth in this Section 11, individual Development Plans may contain additional exceptions to the prohibitions set forth in this Section 11 with respect to Developed Technology resulting from the performance of that Development Plan if such exceptions are explicitly set forth therein.

11.3Exclusive Tier 1 Activities. During the Term, Aurora and its Affiliates shall not utilize any Person other than Continental to supply the Covered [HW Gen]s of the Aurora Driver to OEMs and Aurora shall not do so itself, except that:
11.3.1[***].
11.3.2[***].
11.3.3[***].
11.3.4[***].
11.3.5[***].
11.3.6[***].
11.3.7[***].
CONFIDENTIAL

Exhibit 10.2
11.3.8[***].

11.4Exclusive SAE Level 4 Commercial Activities. From the Effective Date through until December 31, 2025, Continental and its Affiliates shall not do any of the following: (i) supply any SAE Level 4 System other than the [HW Gen] AD Kit in accordance with this Agreement; (ii) create, design, modify, commercialize, source, develop, deploy, or collaborate on, any SAE Level 4 System (either as a stand-alone system or with the intent to be incorporated into a Vehicle) other than the [HW Gen] AD Kit in accordance with this Agreement; (iii) knowingly provide support to any Person with respect to any SAE Level 4 System other than the [HW Gen] AD Kit in accordance with this Agreement; or (iv) transfer ownership of any SAE Level 4 System Technology to any Person (“L4 Commercial Activities”).
11.5Exceptions to SAE Level 4 Commercial Activities. The following will not be a breach of Section 11.4:
11.5.1[***].
11.5.2[***].
11.5.3[***].
11.5.4[***].
11.5.5[***].

11.5.6[***].
11.5.7[***].

11.6SAE Level 4 Right of First Negotiation. From January 1, 2026 until the first to occur of (a) the expiration of this Agreement and (b) three (3) years from the effective date of Aurora’s termination of this Agreement pursuant to Sections 20.4.1 or 20.4.2 or six (6) months from the effective date of Aurora’s termination of this Agreement pursuant to Section 20.4.3 (“L4 ROFN Period”):
11.6.1[***].
11.6.2[***].
11.6.3[***].
11.6.4[***].

11.7Limitations Regarding Aurora ADAS Activities. From the Effective Date until the first to occur of (a) December 31, 2023 and (b) the effective date of Aurora’s termination of this Agreement for cause, Aurora and its Affiliates shall not do any of the following: (i) supply any ADAS System other than through Continental; (ii) develop, deploy, or collaborate on, any ADAS System other than through Continental; or (iii) knowingly provide support to any Person with respect to any ADAS System other than through Continental.
CONFIDENTIAL

Exhibit 10.2
11.8Exceptions to Aurora ADAS Activities. The following will not be a breach of Section 11.7:
11.8.1[***].
11.8.2[***].
11.8.3[***].
11.8.4[***].
11.8.5[***].
11.8.6[***].
11.8.7[***].
11.9ADAS Right of First Negotiation. From January 1, 2024 until the expiration or termination of this Agreement (“ADAS ROFN Period”):

11.9.1[***].

11.9.2[***].

11.9.3[***].

11.10Press.
11.10.1Neither Party nor its Affiliates shall issue any press release or make any other public statement that expressly states or otherwise implies that it is engaging in or planning to engage in any activity that would be a violation of this Section 11.
11.10.2If any third party makes any public statement that suggests that such third party is collaborating with a Party or its Affiliate in violation of this Section 11, then upon either Party’s reasonable request, the Joint Marketing Committee shall convene to consider issuing a response clarifying that there is no such collaboration with the third party.
11.10.3The Joint Marketing Committee will develop a response action plan for addressing situations in which a third party issues a press release or makes any other public statement that suggests that such third party is collaborating with a Party or its Affiliate in violation of this Section 11.
11.11No Use of Other Persons. No Party may directly or knowingly facilitate an Affiliate or any other Person to take any action that such Party is not permitted to take under this Agreement, and any such action will be deemed a material breach of this Agreement.
11.12Patent Enforcement. For the avoidance of doubt, nothing in this Section 11 shall be construed to limit, prohibit or otherwise restrict a Party’s ability to enforce (including entering into settlement agreements) or protect its Intellectual Property Rights.
CONFIDENTIAL

Exhibit 10.2
11.13Investing Restrictions.
11.13.1 [***].
11.13.2 [***].
11.13.3 [***].

12.Intellectual Property Rights
12.1IP Review Steering Committee. The Parties shall establish an intellectual property review steering committee with three individuals from each Party (the “IP Steering Committee”) to meet on an as-needed basis (including upon request by either Party) in order to oversee the application of the Parties’ rights and obligations under this Section 12, including the review and processing of existing or potential patentable Developed Technology, as necessary, and without limiting Section 21, resolution of any disputes regarding this Section 12.
12.2Ownership of Background Technology. Each Party will retain all right, title, and interest in, to and under its Background Technology, including all Intellectual Property Rights therein.
12.3Developed Technology.
12.3.1Aurora Developed Technology. Except for Continental Sensitive Technology, Aurora retains all right, title and interest in, to, and under the Aurora Developed Technology, including all Intellectual Property Rights therein.
12.3.2Continental Developed Technology. Except for Aurora Sensitive Technology, Continental retains all right, title, and interest in, to, and under the Continental Developed Technology, including all Intellectual Property Rights therein.
12.3.3Jointly Owned Technology. Except for Aurora Sensitive Technology and Continental Sensitive Technology, the Parties shall jointly own all Jointly Developed Technology, including all Intellectual Property Rights therein (collectively, the “Jointly Owned Technology”), and each Party will have the right to Utilize, license and assign its ownership interest in Jointly Owned Technology without need for consent from or accounting to the other Party.  Each Party shall cause its Personnel to cooperate with the other Party and its counsel in obtaining or protecting Intellectual Property Rights in the Jointly Owned Technology in accordance with this Section 12.3.3.  The IP Steering Committee shall meet as necessary to discuss in good faith and determine appropriate protection for patentable Jointly Owned Technology, including which Party will be responsible for prosecution of any applicable patents. Each Party shall pay an equal share of the costs for protection and defense of Jointly Owned Technology, except that if a Party declines to pay its share, then it shall assign its rights in the applicable Jointly Owned Technology to the other Party.
12.3.4Aurora Sensitive Technology.
CONFIDENTIAL

Exhibit 10.2
(a)Continental hereby assigns, and agrees to take all necessary future actions to acknowledge or effectuate this assignment (including causing a Supplier or Personnel of Continental to assign), to Aurora all right, title, and interest it may have or obtain in Developed Technology that is Aurora Sensitive Technology, including all Intellectual Property Rights therein, but, for clarity, excluding any Continental Background Technology or any Intellectual Property Rights therein.
(b)The following terms shall apply to any Aurora Sensitive Technology created by Continental and assigned to Aurora (“Continental-Invented Aurora Sensitive Technology”):
(i)In the event Continental requests a license to Continental-Invented Aurora Sensitive Technology for use solely in [***], once the Parties mutually agree, with each Party acting in good faith and any disputes handled in accordance with the Dispute Resolution Process, on the applicable license fees (which process, for the avoidance of doubt, shall be permitted to take into consideration [***] to Aurora, Aurora will grant Continental a nonexclusive, worldwide, perpetual, and irrevocable license to such Continental-Invented Aurora Sensitive Technology solely for use in [***].
(ii)In the event Continental requests a license to Continental-Invented Aurora Sensitive Technology for use outside of [***], Aurora will negotiate such request in good faith.
(iii)In the event Continental requests a license to Continental-Invented Aurora Sensitive Technology for use in [***], Aurora will review and discuss Continental’s request, but the decision to license Continental-Invented Aurora Sensitive Technology to Continental for use in [***] shall be in Aurora’s sole discretion.
12.3.5Continental Sensitive Technology. Aurora hereby assigns, and agrees to take all necessary future actions to acknowledge or effectuate this assignment (including causing a Supplier or Personnel of Aurora to assign), to Continental all right, title, and interest it may have or obtain in Developed Technology that is Continental Sensitive Technology, including all Intellectual Property Rights therein, but, for clarity, excluding any Aurora Background Technology or any Intellectual Property Rights therein. In the event Aurora requests a license to Utilize such Continental Sensitive Technology transferred by Aurora, Continental will negotiate such a license in good faith.
12.4Licenses. Subject to the terms and conditions of this Agreement, including Section 11 and Section 18, the Parties grant each other the following licenses:
12.4.1Aurora Implementation License to Continental.  Aurora hereby grants to Continental a nonexclusive, irrevocable during the Term and Support Term, worldwide, royalty-free, and fully paid-up license during the Term and Support Term to Utilize any Aurora Background Technology, Aurora
CONFIDENTIAL

Exhibit 10.2
Sensitive Technology and Aurora Developed Technology that is necessary for Continental to perform its obligations in accordance with this Agreement.
12.4.2Continental Implementation License to Aurora.  Continental hereby grants to Aurora and the Customers a nonexclusive, perpetual, irrevocable, worldwide, royalty-free, and fully paid-up license during the Term and Support Term to Utilize any Continental Background Technology Continental Sensitive Technology and Continental Developed Technology that is solely as necessary to perform its obligations in accordance with this Agreement or solely as necessary for the production, operation, or support of the [HW Gen] Components or the [HW Gen] AD Kit that are delivered by or on behalf of Continental pursuant to this Agreement.
12.4.3Continental Developed Technology License to Aurora. Continental hereby grants to Aurora a perpetual, irrevocable, sublicensable (subject to limitations in this Section 12.4), worldwide, royalty-free, and fully paid-up license to Utilize the Continental Developed Technology and the Intellectual Property Rights therein solely as necessary for the production, operation, or support of Aurora’s Technology that is disclosed or provided to Continental under this Agreement.
12.4.4Sublicensing.  The licenses granted in this Section 12.4 include third party Utilization permitted in the scope of the license on behalf of the licensee Party as necessary for the licensee’s exercise of its rights or performance of its obligations, provided that only permitted Suppliers in accordance with this Agreement may exercise these rights on behalf of Continental.
12.4.5Exclusivity.  Any action by a Party (or its Affiliate) that would be a breach of Section 11 is hereby excluded from the licenses granted under this Section 12.4 during the applicable time period set forth in Section 11 unless otherwise explicitly set forth in the applicable Development Plan.
12.5Negotiations Regarding Additional Licenses for Aurora Technology. If the Parties are negotiating a Development Plan that may involve the creation of Aurora Developed Technology, then the Parties may negotiate in good faith toward written license terms, including any corresponding royalty payments or Development Costs offset, in that Development Plan that permits Continental’s use of such Aurora Developed Technology, either post-Term or during the Term and thereafter, for activities related to ADAS Systems and General Tier 1 Activities. This license may, upon mutual written agreement of the Parties, also include a license to Aurora Background Technology only with that Developed Technology and only to the extent necessary to use that Developed Technology. Aurora may include reasonable additional restrictions on the use of the Developed Technology and Aurora Background Technology to provide goods or services to an L4 Entity. Continental shall, subject to Applicable Law, provide transparency about the planned use, estimating the dimension of application of the Technology and make a proposal regarding the corresponding royalty payments or Development Costs offsets.
12.6Feedback. If a Party provides ideas, suggestions or recommendations (“Feedback”), these discussions will not constitute joint development. The other Party is free to use and incorporate the Feedback without any additional
CONFIDENTIAL

Exhibit 10.2
compensation to the disclosing Party. For the avoidance of doubt, the term “Feedback” does not include Intellectual Property Rights.
12.7Restrictions. Neither Party shall, without the prior explicit written consent of the other Party, attempt to discover the source code, reverse engineer, disassemble, or deconstruct, the other Party’s Background Technology or Developed Technology.
12.8Non-Transferability of Licenses. The licenses granted in this Section 12 are not transferable except pursuant to Section 22.6.
12.9China Excluded. Notwithstanding any provision to the contrary, no licenses granted to Continental under this Agreement will permit direct or indirect use of Aurora Developed Technology, Aurora Sensitive Technology, or Aurora Background Technology in China or direct or indirect provision of services for operations in China, unless the Parties mutually agree in writing in advance that any such action is permitted.
12.10Reservation of Rights. All rights in and to Technology owned by Aurora not expressly granted to Continental herein are reserved by Aurora.  All rights in and to Technology owned by Continental not expressly granted to Aurora herein are reserved by Continental.  No licenses are to be implied from any term of this Agreement and neither Party will have any license or other right in or to any Intellectual Property Rights of the other Party except to the extent expressly granted in this Agreement.
12.11Transfer of Owned Technology.  Except for the limitations expressly set forth in Section 11.4, nothing in this Agreement will restrict a Party’s right to transfer ownership of all or partial right, title, or interest in, to or under Technology or Intellectual Property Rights therein owned by such Party.  No such transfer of ownership will affect the licenses granted to the other Party under this Agreement, and the transferring Party shall require the transferee to sign a legally-binding document pursuant to which the transferee acknowledges the continuing existence of the licenses in this Section 12.
12.12Trademarks.  Aurora hereby grants to Continental a nonexclusive, worldwide, royalty-free, and fully paid-up license during the Term and the Support Term to use Aurora trademarks only as necessary for Continental to perform its obligations in accordance with this Agreement. Unless otherwise agreed pursuant to this Agreement, nothing else in this Agreement will be construed as a grant of any license, right, or interest in any trademark, trade name, or service mark of either Party.
12.13Proprietary Rights Notices. Neither Party shall alter or modify any proprietary rights notices on the other Party’s Technology.
12.14Aurora Data. As between the Parties, Aurora will have sole control over the data generated during testing, manufacturing, and operation of the [HW Gen] AD Kit and operation of Vehicles with the [HW Gen] AD Kit and is the sole owner of all right, title, and interest in all Intellectual Property Rights therein. Continental shall not transmit or retrieve any data from the Vehicles, including motion control data, without Aurora’s prior written consent. The Parties will discuss any sharing of data (in addition to what has already been explicitly set forth in the Agreement, including Appendix C-16), necessary to perform obligations under this Agreement in good faith. Except as explicitly set forth otherwise in the Agreement, Aurora is
CONFIDENTIAL

Exhibit 10.2
solely responsible for retaining any Vehicle data in accordance with Applicable Law.
12.15Section 365(n) Rights. The license rights granted in this Agreement are licenses of “intellectual property” for purposes of the United States Code, Title 11, Section 365(n). In the event of the bankruptcy of a Party and a subsequent rejection or disclaimer of this Agreement by a bankruptcy trustee or by such Party as a debtor-in-possession, or in the event of a similar action under Applicable Law, the other Party may elect to retain its license rights, in accordance with the provisions of the United States Code, Title 11, Section 365(n), or other Applicable Law.

13.Relationship Management; Audits
13.1Relationship Management. The Parties shall conduct relationship management in accordance with Appendix K.
13.2Key Personnel.
13.2.1Continental. The names of certain Personnel of Continental are identified on Appendix L (the “Continental Key Personnel”) together with an indication whether they will be assigned full-time or part-time to Continental’s work under this Agreement. Without Aurora’s prior written consent, which shall not be unreasonably withheld: (a) Continental shall not remove any Continental Key Personnel from their work, or materially reduce their responsibilities for work, under this Agreement; and (b) Continental Key Personnel will not be assigned to work on projects involving SAE Level 4 Systems or for L4 Entities. If one of the Continental Key Personnel ceases to be employed by Continental, or becomes incapacitated or otherwise unavailable to perform the functions or responsibilities assigned to him or her under this Agreement, then Continental shall promptly replace this person with another Continental employee who is similarly qualified as the person who is being replaced. For purposes of this Section, the movement of Continental Key Personnel from the employ of Continental to an Affiliate of Continental that results in an alteration or reduction of time expended by that person in performance of Continental’s duties under this Agreement, will be considered a removal requiring Aurora’s consent and not a cessation of employment. Notwithstanding the foregoing, Aurora’s consent shall not be required for Continental to assign, reassign, or otherwise move Continental Key Personnel or any other employees due to immigration or visa related reasons, provided that such assignment, reassignment or move shall be subject to the requirements set forth in this Section 13.2. In the event that any of the obligations in this Section 13.2.1 would require Continental to violate German labor laws or German Worker’s Council obligations, Continental will promptly notify Aurora of the compliance issue, and Continental will work with Aurora in good faith to ensure sufficient Continental Personnel are available.
13.2.2Aurora. The names of certain Personnel of Aurora are identified on Appendix L (the “Aurora Key Personnel”) together with an indication whether they will be assigned full-time or part-time to work under this Agreement. Without Continental’s prior written consent, which shall not be unreasonably withheld: Aurora shall not remove any Aurora Key Personnel from their work, or materially reduce their responsibilities for
CONFIDENTIAL

Exhibit 10.2
work, under this Agreement. If one of the Aurora Key Personnel ceases to be employed by Aurora, or becomes incapacitated or otherwise unavailable to perform the functions or responsibilities assigned to him or her under this Agreement, then Aurora shall promptly replace this person with another Aurora employee who is similarly qualified as the person who is being replaced. For purposes of this Section, the movement of Aurora Key Personnel from the employ of Aurora to an Affiliate of Aurora that results in an alteration or reduction of time expended by that person in performance of Aurora’s duties under this Agreement, will be considered a removal requiring Continental’s consent and not a cessation of employment. Notwithstanding the foregoing, Continental’s consent shall not be required for Aurora to assign, reassign, or otherwise move Aurora Key Personnel or any other employees due to immigration or visa related reasons, provided that such assignment, reassignment or move shall be subject to the requirements set forth in this Section 13.2.

13.3Reports/Audits/Inspections.
13.3.1Conduct of Audits. Continental will cooperate with Aurora’s reasonable requests for information to support Aurora’s review of Continental’s compliance with the obligations of this Agreement, including [***]. Continental shall have the right, no more than once per year and upon reasonable notice, to have an independent third party auditor reasonably acceptable to Aurora and bound by industry standard confidentiality obligations reasonably acceptable to Aurora, review Aurora’s business record to ensure that Aurora’s payment obligations under this Agreement, including the Per Mile Payments of Section 5, have been properly calculated. Aurora will cooperate with Continental’s reasonable requests for information to support Continental review of Aurora’s compliance with the obligations of this Agreement.
13.3.2Site Visits. Aurora may visit Continental’s manufacturing facility upon reasonable notice to conduct inspections, audit key financial data of Continental AG and validate key operating assumptions as presented in efforts to assure supply, determine and manage risk, support cost reduction efforts, and confirm compliance with Applicable Laws and this Agreement.
13.3.3Proprietary Data. Continental shall not be required to divulge to Aurora what it reasonably believes is proprietary information, and may instead require audits and inspections of proprietary and confidential information to be conducted by means of an independent third party selected by Aurora. Aurora shall not be required to divulge to Continental what it reasonably believes is proprietary information, and may instead require audits and inspections of proprietary and confidential information to be conducted by means of an independent third party selected by Continental.

14.Payment Terms; Records; Taxes
14.1U.S. Dollars. Unless otherwise mutually agreed, all amounts due hereunder will be invoiced and paid in U.S. Dollars. For the avoidance of doubt, and subject to Appendix H, Continental shall use Commercially Reasonable Efforts to source [HW Gen] Components and subcomponents in the U.S. Dollars.
CONFIDENTIAL

Exhibit 10.2
14.2Records. Each Party shall maintain records (including supporting documentation and relevant data) relating to its compliance with this Agreement, including records for all costs and expenses to be reimbursed, passed through to, or allocated to the other Party under this Agreement during the Term, the Support Term and for seven (7) years thereafter.
14.3Segregation for Sales and Use Taxes. If any sales, use, excise, value added, goods and services, consumption, or other similar taxes or duties are imposed in connection with: (a) the provision or consumption of the [HW Gen] AD Kits or [HW Gen] Components as a whole; (b) the provision or consumption of any particular service; or (c) any property, materials or other resources provided or consumed or used in connection with the services; then Aurora and Continental shall work together to segregate the payments under this Agreement into two payment streams: (i) those for taxable services, property, materials, and other resources; and (ii) those for nontaxable services, property, materials, and other resources.
14.4Withholding. If legally required, each Party shall withhold taxes from its payments to the other Party and provide the other Party valid evidence that the withholding taxes were submitted to the applicable tax Authority.
14.5Cooperation. Aurora and Continental shall cooperate with each other to enable each to accurately determine its own tax liability and to minimize such tax liability to the extent legally permissible.
14.6Notification and Challenges. Aurora and Continental shall promptly notify each other and coordinate with each other regarding the response to or settlement of any claim for taxes related to this Agreement asserted by applicable taxing Authorities. The Party against which a claim is asserted shall have the right to control the response to, and settlement of, the claim; however, the other Party shall have the right to participate in any response or settlement that involves its potential responsibilities or liabilities. If a Party requests the other Party to challenge the imposition of a tax, the requesting Party shall reimburse the other Party for the reasonable legal fees and expenses it incurs. A Party is entitled to any tax refunds or rebates granted to the extent the refunds or rebates were of taxes paid by that Party.
14.7Cross-border Movement. Arrangements, costs, and regulatory obligations associated with the cross-border movement of a Party’s property will be the sole responsibility of Continental, including export packing, licensing, forwarding, import brokerage, duty, broker or forwarder fees, indirect taxes, filing of export and import declarations or entries and other responsibilities identified in this Agreement.
14.8No Additional Costs. Unless otherwise mutually agreed in writing and except as explicitly stated in this Agreement, neither Party will have any liability under any circumstances for any tooling charges, non-recurring engineering charges, license fees, or similar charges, incurred by the other Party.
14.9Timing. Any payments owed under this Agreement, other than as Per Mile Payments under Appendix I and payments terms under Appendix R for Aurora’s direct or sample purchases pursuant to Sections 6.4 and 6.5, shall be based on [***] terms, less any amounts disputed in good faith.
CONFIDENTIAL

Exhibit 10.2
15.Regulatory Compliance
15.1General Compliance. Continental and Aurora, respectively, in accordance with their obligations under this Agreement, shall comply with all Applicable Laws that govern, regulate, or otherwise apply to its responsibilities set forth in this Agreement. Without limiting the foregoing:
15.1.1Continental shall comply with all Applicable Laws that govern, regulate, or otherwise apply to the design, manufacture, assembly, supply, delivery, repair and service of [HW Gen] AD Kits or [HW Gen] Components.
15.1.2Aurora shall comply with Applicable Laws that govern, regulate or otherwise apply to the Aurora Driver System Architecture or Aurora’s safety case, excluding the [HW Gen] AD Kit, except for a noncompliance permitted in accordance with regulatory guidance and Aurora’s safety case, as applicable, as well as Applicable Laws that define specific requirements for Aurora Offerings (excluding the [HW Gen] AD Kit and other obligations explicitly identified as a responsibility of Continental in this Agreement).
15.1.3Each Party shall be responsible for monitoring any changes in Applicable Law within its area of responsibilities under this Agreement and communicating material changes that have the potential to materially affect its performance of this Agreement pursuant to Section 15.2.
15.1.4Upon request, Continental shall provide Aurora with all documentation reasonably required to demonstrate the [HW Gen] AD Kit’s and/or [HW Gen] Components’ compliance with Applicable Laws and shall conduct testing necessary to demonstrate such compliance if such documentation is insufficient to demonstrate compliance. Upon Aurora’s request, Continental shall provide reasonable documentation and assistance (e.g., testing) to enable Aurora’s demonstration of compliance with Applicable Laws.
15.1.5Continental warrants to Aurora that the [HW Gen] AD Kits and [HW Gen] Components shall not prevent Aurora or an OEM from certifying compliance with FMVSS and, upon Aurora’s request, it shall cooperate with Aurora and the OEMs in good faith for any required testing related to FMVSS compliance. Upon reasonable request, Continental shall provide documentation of the testing and other reasonable evidence supporting the FMVSS compliance and certification of the [HW Gen] AD Kits and [HW Gen] Components. In the event that regulatory changes require changes to the [HW Gen] AD Kits and [HW Gen] Components those changes will be handled as defined in Section 3.5.3.
15.2Regulatory Compliance; Communication.
15.2.1Each of Continental and Aurora, as applicable, shall notify the other Party of any potential defect, safety or regulatory compliance issue relating to the [HW Gen] AD Kits or [HW Gen] Components as soon as practicable after becoming aware of such potential issue, and shall provide a summary of the issue to the other Party. In addition, except to the extent prohibited by Applicable Law, Continental or Aurora, as applicable, shall notify the other Party no more than five (5) calendar days after: (a) such Party
CONFIDENTIAL

Exhibit 10.2
receives an inquiry from an Authority related to the [HW Gen] AD Kits or [HW Gen] Components; or (b) such Party has made a determination that a safety-related defect or regulatory noncompliance exists in the [HW Gen] AD Kits or [HW Gen] Components. Except to the extent prohibited by Applicable Law, the Parties shall cooperate fully and implement a process to facilitate open communication of safety and regulatory issues of mutual concern, including by establishing a periodic meeting after mass production to discuss such issues. The Parties agree that responding to requests for information and other inquiries from Authorities concerning issues related to the [HW Gen] AD Kits or [HW Gen] Components and compliance with Applicable Laws may require good faith coordination between the Parties to ensure accurate responses and no Party shall respond to such an inquiry from an Authority without first providing the other Party the inquiry and collaborating with the other Party in good faith the proposed response, except as necessary to comply with Applicable Laws or required to meet timelines set forth by Authorities.
15.2.2Responding to Authorities. At a Party’s reasonable request, the other Party shall provide all relevant information in its possession that is reasonably related to the subject of an information request from an Authority related to the [HW Gen] AD Kits or [HW Gen] Components, including all information reasonably necessary to respond to the information request, except as prohibited by Applicable Laws or as prevented by timelines set forth by Authorities. Except to the extent prohibited by Applicable Law or as prevented by timelines set forth by Authorities, sufficiently in advance of submitting the response, the Parties shall consult with each other with respect to any proposed response to the information request related to the [HW Gen] AD Kits or [HW Gen] Components to the extent it is reasonably foreseeable that such proposed response would have an actual or likely effect on the rights or obligations of the non-responding Party, and the Party submitting the response to the Authority shall provide a copy of the related final response submitted to the other Party.
15.2.3Meetings with Authorities. Before any meetings with Authorities specifically related to the [HW Gen] AD Kits or [HW Gen] Components the Parties shall consult with one another and shall use Commercially Reasonable Efforts to afford the other Party with the opportunity to participate in such meetings specifically related to the [HW Gen] AD Kits or [HW Gen] Components.
15.2.4Notwithstanding anything set forth in this Section 15.2, Aurora shall not have any notification requirements or coordination with Continental requirements for issues, inquiries, requests, or meetings described in this Section if such issue, inquiry, request, or meeting relates to Aurora Software unless the regulatory compliance or safe operation of the [HW Gen] AD Kits or [HW Gen] Components is reasonably expected to be discussed. In the event that Aurora identifies a material regulatory compliance issue, defect, or safety issue with the Aurora Software, Aurora Driver, or other material element for which Aurora is responsible that impacts the regulatory compliance or safety of the [HW Gen] AD Kits or [HW Gen] Components, regardless of whether that information is shared with a regulatory authority, Aurora shall provide a summary of the issue to Continental, so as to keep Continental apprised of risks to the Per Mile Payment, unless prohibited by Applicable Law.
CONFIDENTIAL

Exhibit 10.2
15.3Export Compliance.
15.3.1Continental is required to ensure its Personnel are appropriately authorized to receive any “deemed” exports of Aurora’s information or software, as source code or binary, as mandated by the U.S. Government, European Union or any other country where Services are performed.
15.3.2Continental shall notify and obtain prior written authorization from Aurora before providing or making accessible (a) any hardware, information, and/or software subject to the United States Munitions List (“USML”) of the International Traffic in Arms Regulations (“ITAR” - 22 CFR 121); and (b) any information and/or software subjects to a “Reason for Control” other than “Anti-terrorism (AT)” under the Commerce Control List (“CCL”) of the Export Administration Regulations (“EAR” - 15 CFR 774). Continental shall not export, reexport or transfer Aurora product, information, software, or service to (i) a Military End-User or for a Military End-Use; (ii) any country subject to an embargo by the U.S. Government (currently, the Crimea, Luhansk, and Donetsk regions of Ukraine, Cuba, Iran, North Korea, and Syria); or (iii) any individual or entity that is identified on a Restricted or Denied Parties Lists administered by the U.S. Government, or any other similarly restricted party under export control regulations administered by the European Union or other countries where Services are performed.
15.3.3Continental represents and warrants that (a) it will not use or incorporate any Technology that is subject to a "Reason for Control" other than “Anti-terrorism (AT)” under the Commerce Control List (“CCL”) of the Export Administration Regulations ("EAR" - 15 CFR 774), subject to the United States Munitions List (“USML”) of the International Traffic in Arms Regulations (“ITAR” - 22 CFR 121), or subject to similar export restrictions under the laws of the European Union or other countries where Services are performed (“Restricted Technology”) in the Developed Technology or Deliverables without Aurora’s prior written consent and (b) the [HW Gen] Components and [HW Gen] AD Kit will not constitute Restricted Technology.
16.Products Liability; Limited Warranty; Indemnity; Limitation of Liability; Insurance
16.1Products Liability. Appendix M exclusively governs responsibility for Products Liability Matters and Cybersecurity Liability Matters and the process by which these matters are handled.
16.2Limited Warranty. THIS IS A COMMERCIAL TRANSACTION, AND THE OBLIGATIONS SET FORTH IN THIS AGREEMENT ARE THE EXCLUSIVE OBLIGATIONS OF THE PARTIES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AURORA HEREBY AND FOREVER WAIVES ANY CLAIM THAT IT MAY HAVE, ARISING DURING THE TERM OF THIS AGREEMENT AND THEREAFTER, UNDER (A) THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE UNDER THE UNIFORM COMMERCIAL CODE, AND (B) ANY FEDERAL OR STATE CONSUMER STATUTE INCLUDING, WITHOUT LIMITATION, THE MAGNUSON-MOSS WARRANTY ACT AND THE SONG-BEVERLY CONSUMER WARRANTY ACT (AND SIMILAR OR EQUIVALENT LAWS IN OTHER STATES). THE FOREGOING SHALL NOT LIMIT CONTINENTAL’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 16.4.1.
CONFIDENTIAL

Exhibit 10.2
16.3Indemnity by Aurora.
16.3.1Aurora shall: (a) defend the Continental Indemnified Parties against any Claims asserted by a third party to the extent caused by: (i) Aurora’s or an Aurora Affiliate’s, or their employees’, contractors’ (including its Suppliers’) or agents’ violation of Applicable Law, negligence, fraud, or willful misconduct; (ii) bodily injury, wrongful death, or property damage to the extent that such is directly attributable to the Aurora Responsibilities (where such claim is not a Product Liability Matter); (iii) any Claim by a Supplier of Aurora; (iv) an allegation that a Continental Indemnified Party’s production or support of the [HW Gen] AD Kit infringes or misappropriates such third-party’s Intellectual Property Rights due to the Aurora Background Technology, Aurora Developed Technology embodied therein, or [***]; (v) any breach, hack, intrusion or other unauthorized access to the Aurora Driver or Aurora Services, including, without limitation, with respect to the destruction, loss, alteration, modification, use, misuse, unauthorized disclosure of or access to personally identifiable information to the extent directly attributable to Aurora Responsibilities (to the extent such claim is not a Cyber Liability Matter) (any such Claim in subsection (a), an “Aurora Defended Claim”); and (b) indemnify for the Losses incurred by Continental Indemnified Parties as a result of an Aurora Defended Claim. Notwithstanding the foregoing, Aurora shall have no obligation to defend or indemnify under this Section 16.3.1 for the portion of any Claims or Losses arising from any Continental Indemnified Party’s fault, negligence or willful misconduct.
16.3.2A Continental Indemnified Party must tender sole control of the Aurora Defended Claim to Aurora, provided that any settlement requiring the Continental Indemnified Party to admit liability, pay money, or take (or refrain from taking) any action, will require such Continental Indemnified Party’s prior written consent.
16.3.3A Continental Indemnified Party may elect to participate in the defense of an Aurora Defended Claim with non-controlling counsel of its own choosing at its sole expense.
16.4Indemnity by Continental.
16.4.1Continental shall: (a) defend the Aurora Indemnified Parties against any Claims asserted by a third party to the extent caused by: (i) Continental or an Affiliate of Continental, or their employees’, contractors’ (including any Continental Suppliers’) or agents’ violation of Applicable Law, negligence, fraud, or willful misconduct; (ii) an allegation that an Aurora Indemnified Party’s production, provision, operation or support of the [HW Gen] AD Kit or [HW Gen] Components in accordance with this Agreement infringes or misappropriates such third-party’s Intellectual Property Rights due to the Continental Background Technology or Continental Developed Technology which for the avoidance of doubt includes Aurora Sensitive Technology assigned to Aurora by Continental (provided, however, that Continental shall not have any indemnity obligation hereunder to the extent such infringement results from (A) Aurora Background Technology, (B) designs required to comply with Aurora’s Specifications that are approved by Aurora (i.e., Continental
CONFIDENTIAL

Exhibit 10.2
could not have implemented any design but for the one necessitated by Aurora’s required Specifications), provided that Continental objected in writing to such required designs and Aurora nevertheless required implementation thereof, (C) modifications not approved or provided by or on behalf of Continental, or (D) an Aurora Indemnified Parties’ combination with third party Technology beyond such combinations which are contemplated under this Agreement or approved by Continental); (iv) any Continental Supplier Claims; (v) bodily injury, wrongful death, or property damage to the extent such is directly attributable to Continental Responsibilities (where such claim is not a Product Liability Matter; (vi) any breach, hack, intrusion or other unauthorized access, including, without limitation, with respect to the destruction, loss, alteration, modification, use, misuse, unauthorized disclosure of or access to personally identifiable information to the extent directly attributable to Continental Responsibilities (where such claim is not a Cyber Liability Matter), or (vii) any material breach of Continental’s representations, warranties, or covenants in this Agreement (any such Claim in subsection (a), a “Continental Defended Claim”); and (b) indemnify for the Losses incurred by Aurora Indemnified Parties as a result of a Continental Defended Claim. Notwithstanding the foregoing, Continental shall have no obligation to defend or indemnify under this Section 16.4.1 for the portion of any Claims or Losses arising from any Aurora Indemnified Party’s fault, negligence or willful misconduct, or [***].
16.4.2An Aurora Indemnified Party must tender sole control of the Continental Defended Claim to Continental, provided that any settlement requiring the Aurora Indemnified Party to admit liability, pay money, or take (or refrain from taking) any action, will require such Aurora Indemnified Party’s prior written consent.
16.4.3An Aurora Indemnified Party may elect to participate in the defense of a Continental Defended Claim with non-controlling counsel of its own choosing at its sole expense.
16.5Excluding matters specifically addressed in Appendix M, to the extent a Continental Defended Claim or Aurora Defended Claim is partly relating to the other Party’s responsibilities (i.e., Aurora Responsibilities or Continental Responsibilities as applicable), then the responsibility shall be appropriately allocated between the Parties and Indemnitor’s responsibility to indemnify the Indemnified Party be limited to the extent such responsibility is allocated to the Indemnitor. For the avoidance of doubt, if a Continental Defended Claim or Aurora Defended Claim relating to Sections 16.3.1(ii), 16.3.1(v), 16.4.1(v), and 16.4.1(vi) above is not solely and exclusively attributable to the Indemnitor, the third-party Claim shall be handled in accordance with Appendix M.
16.6LIMITATION OF LIABILITY.
16.6.1EXCEPT FOR: (A) A PARTY’S INDEMNITY OBLIGATIONS UNDER THIS SECTION 16 (INCLUDING AS SET FORTH IN APPENDIX M); (B) A BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS; (C) GROSS NEGLIGENCE, WILLFUL MISCONDUCT, UNLAWFUL CONDUCT OR FRAUD; AND (D)
CONFIDENTIAL

Exhibit 10.2
DAMAGES FROM RECALLS AND WARRANTY CLAIMS THAT [***]; NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR:
(a)PUNITIVE DAMAGES OR CONSEQUENTIAL/ SPECIAL/INDIRECT DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOSS ARISING OUT OF THE USE, PARTIAL USE OR INABILITY TO USE THE RESULTS OF ANY SERVICES OR PRODUCTS HEREUNDER) ARISING UNDER THIS AGREEMENT, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; OR
(b)DAMAGES ARISING OUT OF THIS AGREEMENT BEYOND AN AMOUNT THAT EXCEEDS, IN THE AGGREGATE [***].
16.6.2[***].
(a)[***].
(b)[***].
(c)[***].
16.6.3[***].
16.6.4[***].
(a)[***].
(b)[***].
(c)[***].
(d)[***].
16.7Insurance. Each Party shall maintain the insurance coverages stated in Appendix N. For avoidance of doubt, each Party shall use Commercially Reasonable Efforts to research the opportunities for obtaining Product Liability insurance in accordance with Appendix N.
17.Marketing and Communications; Incident Response
17.1Joint Marketing Committee. The Parties shall form a joint marketing committee to manage marketing and communications regarding the [HW Gen] AD Kit and the Parties’ relationship and activities under this Agreement (the “Joint Marketing Committee”). The Parties will cooperate in good faith to develop and refine a long-term global communications and marketing strategy with respect to this Agreement and Continental’s production of the [HW Gen] AD Kit. This strategy will include joint plans for multi-platform communications and announcements in a mutually agreed upon “Joint Communications Plan” in Appendix S as well as principles under which each Party can pursue supplementary communications and announcements.
CONFIDENTIAL

Exhibit 10.2
17.2Public Announcement. Neither Aurora nor Continental may issue any press release or provide any public comment, beyond the facts that are in any mutually agreed-upon press release and talking points, concerning the terms of this Agreement, the other Party, or the Parties’ negotiations, without the prior written consent of the other Party.
17.3Incident Response. By [***], the Parties shall develop a mutually-agreed Crisis Management Process (“Crisis Management Process”) designed to guide public communications after any incident involving the [HW Gen] AD Kit that reasonably has the potential to cause imminent and substantial damage to Aurora or Continental’s reputation or brands (“Incident”) to be added to Appendix S. The Parties shall handle an Incident with the utmost discretion. Except as part of the agreed Crisis Management Process, no Party may make any public announcement, or otherwise release or provide any information or communication, concerning an Incident that directly or indirectly references the other Party or specifically refers to the Party’s performance or obligations governed by this Agreement without prior express written consent from the other Party, unless such disclosure is required: (a) by a Customer; (b) by Applicable Law or Authority; or (c) for safety reasons.

18.Exchange of Information; Information Security
18.1Previous Nondisclosure Agreement. After the Effective Date, the Parties shall treat all information and related materials directly or indirectly disclosed or accessed by a Party for the purposes of scoping this Agreement and in performance of this Agreement in accordance with this Section 18. [***].
18.2Definitions. “Confidential Information” means all information and related materials of one Party (the “Disclosing Party”) directly or indirectly disclosed to the other Party (the “Receiving Party”) that is designated as “Confidential,” “Proprietary,” or similar designation, or which should reasonably be understood by the Receiving Party as being confidential in light of the circumstances of the disclosure or nature of the information or materials, including know-how, trade secrets, inventions, research, developments, computer programming code including software source code, and other Technology, product plans, pricing information, information concerning the management, business, strategy, operations and finances of the Disclosing Party, the business relationships and affairs of the Disclosing Party, the internal policies and procedures of the Disclosing Party, personal information regarding the Disclosing Party’s Personnel, and this Agreement. Confidential Information includes information disclosed verbally, visually, electronically, in writing, or in any tangible medium. Confidential Information includes information that is owned by the Disclosing Party’s Affiliates or disclosed to the Disclosing Party by third parties.
18.3Confidentiality Obligation. The Receiving Party shall:
18.3.1not use Confidential Information without the prior written consent of the Disclosing Party except to exercise rights and fulfill obligations under this Agreement;
18.3.2use the same degree of care that the Receiving Party uses to protect its own Confidential Information of like importance, but not less than reasonable care, to safeguard the Confidential Information, and to prevent
CONFIDENTIAL

Exhibit 10.2
any unauthorized access, reproduction, disclosure, or use of any of the Confidential Information other than as permitted under this Agreement;
18.3.3limit disclosure of Confidential Information to: (i) officers, directors, Personnel, consultants and advisors of the Receiving Party who need to know the information in order to carry out its obligations or exercise its rights under this Agreement and who have executed agreements restricting that person’s use and disclosure of the information on terms at least as restrictive as those set forth herein; (ii) Suppliers of the Receiving Party who reasonably need to know the Confidential Information in order for the Receiving Party to fulfill its obligations under this Agreement; and (iii) Suppliers of Aurora who reasonably need to know the Confidential Information for purposes of this Agreement; provided that for (ii) and (iii) the Supplier must agree in writing to protect the confidentiality of the Confidential Information on terms at least as restrictive as those in this Agreement; and
18.3.4promptly notify the Disclosing Party in writing of any unauthorized use or disclosure of the Confidential Information, including a detailed description of the circumstances of the disclosure and the parties involved. Upon a Disclosing Party’s written request, the Receiving Party shall provide the Disclosing Party with a list of its Suppliers with whom it has shared Confidential Information.
18.4Required Disclosure.
18.4.1Compelled Disclosures. If the Receiving Party receives an order or other compulsory instrument issued by or under the authority of a court or governmental agency that requests any Confidential Information, then unless prohibited by Applicable Law, the Receiving Party shall: (a) promptly provide the Disclosing Party with written notice of the existence, terms, and circumstances surrounding the order; (b) consult with the Disclosing Party on the advisability of taking steps to resist or narrow the order; (c) if disclosure of Confidential Information is required, furnish only the portion of the Confidential Information as the Receiving Party is advised in writing by its counsel is legally required to be disclosed; and (d) cooperate with the Disclosing Party in the Disclosing Party’s efforts to obtain an order excusing disclosure of the Confidential Information, or an order or other reliable assurance that confidential treatment will be accorded to the portion of the Confidential Information that is required to be disclosed.
18.4.2Securities Disclosures. Each Party may comply with its securities disclosure obligations under Applicable Laws including referencing or disclosing this Agreement and its contents as required (a “Securities Disclosure”). In making a Securities Disclosure, each Party shall act in good faith to maintain the confidentiality of this Agreement and its contents to the greatest extent reasonably possible, consistent with all legal and regulatory obligations, and shall promptly provide the Disclosing Party with written notice of any Securities Disclosure it proposes to make.
18.5Exceptions. The Receiving Party will not have any obligations under this Section 18 regarding information that: (a) the Receiving Party can demonstrate was known by the Receiving Party prior to receipt from the Disclosing Party; (b)
CONFIDENTIAL

Exhibit 10.2
properly came into the possession of the Receiving Party from a third party that was not under any obligation to maintain the confidentiality of the information; (c) has become publicly known through no act or fault on the part of the Receiving Party in breach of this Agreement, or has been made public by mutual agreement of the Parties; or (d) the Receiving Party can demonstrate was independently developed by or for the Receiving Party without the use of Disclosing Party’s Confidential Information.
18.6Equitable Relief. The Disclosing Party may seek any equitable remedy (including specific performance or other injunctive relief) from any court having jurisdiction, in addition to any other rights or remedies the Disclosing Party may have, to address a breach of this Section 18.
18.7Confidentiality of Agreement; Responsibility for Personnel and Suppliers. Neither Party shall disclose the existence of, or any terms and conditions of, this Agreement without the prior written consent of the other Party, except: (a) to a limited number of advisors on a need-to-know basis only, under circumstances that will ensure the confidentiality thereof; or (b) pursuant to Section 18.4. Each Party is responsible for the observance by each person and entity to which such Party discloses Confidential Information of the obligations of this Section 18.
18.8Independent Development. Except as explicitly stated in this Agreement, the Parties agree that their activities under this Agreement will not prohibit a Party from developing, or having developed for it, products, concepts, systems or techniques that compete with the products, concepts, systems or techniques contemplated by or embodied in Confidential Information disclosed to it by the other Party under this Agreement, provided that the Receiving Party does not do so in breach of this Agreement, including Section 11, Section 12, and Section 18.
18.9Return or Destruction of Confidential Information. Following a written request from the Disclosing Party, the Receiving Party, at its own cost, shall promptly return to Disclosing Party all documents and materials constituting Confidential Information, or at Disclosing Party’s option, shall erase or destroy these documents and materials, except to the extent that, and only for so long as, any Confidential Information is reasonably necessary for Receiving Party to fulfill its surviving obligations or exercise its surviving rights under this Agreement. In addition, a Receiving Party may retain: (a) any electronic copies of Confidential Information as may be stored on its electronic records storage system as a result of automated backup systems or as may be otherwise required by Applicable Law or other regulatory requirements; and (b) a single confidential copy of all Confidential Information that may be retained by Receiving Party’s internal legal counsel for the sole purpose of prosecuting or defending any matters which may arise from or relate to this Agreement. Upon request from the Disclosing Party, the Receiving Party shall provide a written certification signed by an executive officer of the Receiving Party that all the Confidential Information has been returned or destroyed in accordance with this Section 18.
18.10Information Security. Continental shall, and shall cause its Suppliers to, comply with the security procedures specified on Appendix O. Continental hereby authorizes, and shall cause its Supplier to authorize, Aurora and/or Aurora’s vendors or contractors (such vendors or contractors shall not include Continental competitors) to carry out security assessments against the [HW Gen] AD Kit and [HW Gen] Components. Such “security assessment” may include, without limitation, hardware disassembling, port-scanning, vulnerability scanning/checks,
CONFIDENTIAL

Exhibit 10.2
penetration testing, exploitation, web application scanning, as well as any injection, forgery, or fuzzing activity, either performed remotely against the assets or components being assessed, amongst/between such assets or components, or locally within the virtualized assets or components themselves, without any limitations or restrictions on the selection of tools or services to perform such security assessment.

18.11No Disclosure to Chinese Entities. Continental may not disclose or provide any direct or indirect access to any Aurora Developed Technology, Aurora Sensitive Technology, Aurora Background Technology, or other Confidential Information of Aurora to any entity based in China. Further, and without limiting the foregoing, with respect to any direct or indirect disclosure made or access granted by or on behalf of Continental to an entity performing services for an entity based in China, Continental shall be responsible for ensuring and shall ensure that there are sufficient safeguards and other protections to prevent transfer, misuse, theft or other misappropriation of any Aurora Developed Technology, Aurora Sensitive Technology, Aurora Background Technology, or other Confidential Information of Aurora.

18.12Highly Confidential Information. The Disclosing Party may, acting reasonably and not for the purposes of avoiding other obligations set forth in this Agreement, mark certain of its Confidential Information as “Highly Confidential” prior to disclosure hereunder. Any such Highly Confidential Information shall only be disclosed by the Receiving Party (including any Affiliate, or its or their employees, officers, agents, consultants, sub-suppliers, contractors, customers, and advisers) to a third party upon receipt of written approval of the Disclosing Party authorizing its disclosure to the third party, which approval may include limitations on sharing to particular identified individuals/employees of the third parties or Suppliers and other reasonable data protection and data management restrictions and which approval may be revoked upon written notice. Without limiting the foregoing, the Parties will work together in good faith to establish a process for notifying a receiving Party about the designation of “Highly Confidential” Confidential Information. Notwithstanding the foregoing, except as otherwise mutually agreed between the Parties, marking materials as Highly Confidential shall not have any retroactive effect if such information had already been shared under this Agreement as ordinary Confidential Information.

19.Representations and Warranties
19.1Representations and Warranties. Each Party represents and warrants for the duration of the Term and Support Term as follows:
19.1.1Corporate Standing. The Party is a corporation or limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and domicile. The Party is duly qualified to do business and is in good standing under the laws of each jurisdiction that its business, as currently being conducted, will require it to be so qualified.
19.1.2Due Authorization; Enforceability. The Party possesses all requisite power and authority to enter into and perform its obligations under this Agreement. The Party’s execution, delivery and performance of this Agreement have been duly authorized, and this Agreement has been duly executed and delivered and constitutes the Party’s legal, valid and binding
CONFIDENTIAL

Exhibit 10.2
obligation, enforceable against such Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other legal principles pertaining to creditor’s rights.
19.1.3Governmental Authorizations. The Party is the holder of and is in compliance with all governmental authorizations required to permit it to enter into and perform its obligations under this Agreement.
19.1.4No Violation of Law; Litigation. As of the Effective Date, the Party is not in violation of or alleged to have violated any Applicable Law, which violations, individually or in the aggregate, would affect its performance of any obligation under this Agreement, or its ability to grant the rights granted to the other Party under this Agreement. None of the execution, delivery, or performance of this Agreement or compliance with the terms and provisions hereof will result in the violation by that Party of any Applicable Law. As of the Effective Date, there is no litigation, nor are there any proceedings by or before any arbitrators, courts or other Authorities pending or, to its best knowledge, threatened against it which, if adversely determined, could reasonably be expected to have a material adverse effect on its financial condition, operations, prospects or business, or its ability to perform all of its obligations under this Agreement. [***].
19.1.5No Breach or Consent Required. None of the execution, delivery, or performance of this Agreement, the consummation of the transactions contemplated, or compliance with the terms and provisions: (a) will conflict with or result in a breach of any agreement or instrument to which it is a party or by which it is bound or to which it or any of its assets are subject, or constitute a default under any agreement or instrument; or (b) require consent or approval of a third party or Authority.
19.1.6Systems Security. The Party shall use Commercially Reasonable Efforts to ensure that electronic information exchanged by it to the other Party will not contain any viruses, worms, trojan horses, logic bombs, crippleware, cancelbots or other contaminants, spyware, malware, or any codes or instructions that may or will be used to access, modify, delete, corrupt, deteriorate, alter or damage any data, files or other computer programs used by the receiving Party or its Affiliates and, throughout the Term, it shall use Commercially Reasonable Efforts (including use of the commercially reasonable and currently updated anti-virus software) to avoid the introduction of any of the foregoing into any of the receiving Party or its Affiliates’ computing environment.
19.1.7Export Controls and Sanctions Laws Compliance. The Party is and shall continue to be, and cause its deliverables under this Agreement to be, in full compliance with: (i) all laws, rules or regulations relating to the export, re-export, or transfer of any goods, software, technology, or services that are administered or enforced by any applicable Authority including, the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of Treasury, a competent export control office within the European Union, and any member state thereof, and the United Kingdom (“Export Controls Laws”); and (ii) all laws, rules and regulations relating to economic sanctions administered or enforced by any applicable Authority including OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, and any
CONFIDENTIAL

Exhibit 10.2
member state thereof, and the United Kingdom (“Sanctions”). Neither the Party nor any officer, director, shareholder or employee of the Party is: (x) any Person that is subject to or target of Sanctions including any Person listed in any Sanctions-related list of designated persons or other restricted party list maintained by OFAC, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union, and any member state thereof, the United Kingdom, or any other applicable Sanctions Authority (a “Sanctioned Person”); and (y) fifty percent (50%) or greater owned or otherwise controlled by, or acting for or on behalf of, a Sanctioned Person.
19.1.8No Conflict of Interest. The Party (including the members of its board of directors) has no conflict of interest between performance of this Agreement and its performance under an agreement with any other party. If a Party believes that a conflict has arisen after the Effective Date, it shall immediately notify the other Party.
19.2Continental Entity Structure. Continental ensures to fulfill its contractual obligations within the Continental companies legal structure. Upon request by Aurora, Continental shall provide transparency about how such efforts are allocated in the Continental legal structure. Continental represents and warrants that as of the Effective Date, (a) Continental Autonomous Mobility Germany GmbH and Continental Autonomous Mobility US LLC are wholly-owned by Continental Automotive Technologies GmbH and (b) Continental Automotive Technologies GmbH is the top level operating unit within Continental AG that is directly or indirectly predominantly responsible for automotive technology.
20.Term, Termination and Assurance of Supply
20.1Term. The term of this Agreement (the “Term”) will commence as of the Effective Date and, unless earlier terminated pursuant to this Agreement [***], will continue until March 31, 2031. In the event of [***], the Term of this Agreement shall automatically be updated to end on [***]; provided, however, that in the event of [***], the Term will continue until March 31, 2031 and [HW Kit 1.1] will no longer be in the scope of this Agreement, unless Parties mutually agree in a writing signed by authorized representatives to extend the Term further and include [HW Kit 1.1].
20.2Covered Generations. The Parties intend for the following Generations of the [HW Gen] AD Kit to be covered during the Term: (a) [HW Kit 1.0] and (b) [HW Kit 1.1] (“Covered [HW Gen]s”).
20.3Non Continuance of [HW Kit 1.1].
20.3.1The Parties shall negotiate in good faith a Development Plan for Continental’s development, provision, supply, and support of [HW Kit 1.1] (“[HW Kit 1.1] Development Plan”). The purpose of [HW Kit 1.1] is to pursue potential substantial improvement in performance, quality, and total cost of ownership of the [HW Gen] AD Kit. The [HW Kit 1.1] Development Plan shall include material technical and commercial terms, and an [HW Kit 1.1] target start of production date [***] and an [HW Kit 1.1] target end of production date of [***], unless otherwise agreed to by the Parties. Once executed, the [HW Kit 1.1] Development Plan will be attached as Appendix U.
CONFIDENTIAL

Exhibit 10.2
20.3.2In its sole discretion, Aurora may elect to extend [HW Kit 1.0] through the Term in lieu of pursuing [HW Kit 1.1] (“[HW Gen] 1.0 Extension”). If Aurora elects an [HW Gen] 1.0 Extension, the Covered [HW Gen]s shall be deemed automatically amended such that [HW Kit 1.1] is no longer included without need for a formal amendment to be executed by the Parties.
20.3.3In the event (a) after good faith negotiations, the [HW Kit 1.1] Development Plan is not executed by [***] after approval by the Steering Committee [***] (“[HW Kit 1.1] Definition Deadline”) and (b) Aurora does not elect to pursue an [HW Gen] 1.0 Extension on or before the [HW Kit 1.1] Definition Deadline (such event in (a) a “Non Continuance of [HW Kit 1.1]”), then as of [***], the Term shall be deemed automatically amended to expire on [***] without need for a formal amendment to be executed by the Parties. In the event of a Non Continuance of [HW Kit 1.1], the Covered [HW Gen]s shall be deemed automatically amended such that [HW Kit 1.1] is no longer included without need for a formal amendment to be executed by the Parties. In event of a Non Continuance of [HW Kit 1.1], where there is also no [HW Gen] 1.0 Extension:
(a)Aurora shall pay Continental [***].
(b)[***].

20.3.4Long Lead 1.1 Investments
(a)The Parties have intentionally set the [HW Kit 1.1] Definition Deadline later than the required kick-off date for [HW Kit 1.1] to be delivered in time to meet an SOP date for [HW Kit 1.1] of [***] to enable both Parties to have more information prior to making a binding decision on [HW Kit 1.1]. Accordingly, Continental will make certain investments in [HW Kit 1.1] mutually agreed to by the Parties prior to the [HW Kit 1.1] Definition Deadline (“Long Lead 1.1 Investments”). The Parties will mutually agree to such Long Lead 1.1 Investments, including defining the applicable scopes of work, deliverables, and not to exceed amounts in a signed writing (“Long Lead 1.1 Investment Guidelines”), by [***]. Once executed, the Long Lead 1.1 Investment Guidelines will be attached as Appendix V.
(b)If the Parties execute an [HW Kit 1.1] Development Plan, the Long Lead Investments will be treated as Development Costs for [HW Kit 1.1] in such [HW Kit 1.1] Development Plan.
(c)In the event of (i) a Non Continuance of [HW Kit 1.1] or (ii) an [HW Gen] 1.0 Extension, Aurora will reimburse Continental for [***].
(d)For the avoidance of doubt, the exercise of a Non Continuance of [HW Kit 1.1] or [HW Gen] 1.0 Extension will not impact the Support Term for Covered [HW Gen]s.
20.4Termination for Continental Breach or Insolvency. Aurora may terminate this Agreement by providing written notice of termination to Continental if Continental:
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Exhibit 10.2
20.4.1materially breaches this Agreement and the breach remains uncured at least [***] after receipt of notice of the breach, subject to the provisions of the Business Review Process set forth in Appendix K if applicable;
20.4.2becomes insolvent or admits its inability to pay its debts generally as they become due, or becomes the subject of any insolvency or bankruptcy proceeding; or
20.4.3is excused from its obligations to perform under this Agreement under Section 22.17 for forty-five (45) calendar days or longer.
20.5Termination for Aurora Breach of Payment Obligations. Continental may terminate this Agreement by providing at least thirty (30) calendar days’ written notice if Aurora fails to pay an undisputed amount owed to Continental under this Agreement and such non-payment remains uncured at least [***] after Aurora receives written notice of such failure from Continental. This right of termination shall not be limited in the event that Aurora becomes the subject of any insolvency or bankruptcy proceeding.
20.6Early Termination by Aurora Upon its Change of Control. If Aurora undergoes a Change of Control on or before [***], Aurora or its Acquiror may elect to terminate this Agreement, in exchange for [***], by providing at least ninety (90) calendar days’ written notice of termination.

20.7Continuity and Assurance of Supply. All of the following will apply upon a Trigger Event or upon termination of this Agreement by Aurora pursuant to Section 20.4 and Aurora may elect its rights under any one or more of the following:
20.7.1Transition Assistance. If requested by Aurora, Continental shall reasonably cooperate and assist in the transfer and transition of the supply of [HW Gen] Components to an alternative supplier identified by Aurora. Continental shall, at no additional cost to Aurora, (a) supply all information reasonably requested by Aurora regarding the provision of the [HW Gen] Components, including identification of all Suppliers, access by Aurora to Continental’s manufacturing process (including on-site inspections by Aurora), Tooling, and process detail and samples, each as reasonably necessary to transfer the supply of [HW Gen] Components to an alternative supplier identified by Aurora and (b) as requested by Aurora, either (i) secure the express contractual right for Aurora to act as an authorized purchaser under Continental’s contract(s) with Supplier(s) for the supply of [HW Gen] Component(s) that are identified by Aurora, whereby Aurora may issue purchase orders under such supply contract(s) for the provision of the applicable [HW Gen] Components that create and become separate contracts that incorporate the terms and conditions of such supply contract(s) or (ii) assign to Aurora Continental’s contract(s) with Supplier(s) for the supply of [HW Gen] Component(s) that are identified by Aurora (collectively, “Transition Assistance”). Continental shall not be obligated to violate any confidentiality obligations with third parties in order to provide such Transition Assistance involving the third party. In such an event, Continental will use Commercially Reasonable Efforts to facilitate Transition Assistance. In the event Continental reasonably believes such a violation would occur, Continental will (a) use Commercially Reasonable Efforts to secure permission from the
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Exhibit 10.2
applicable third party to permit the applicable Transition Assistance and (b) allow a third-party auditor (who has signed a reasonable non-disclosure agreement) to review the obligation to verify that it does indeed exist, and report its findings to Aurora.
20.7.2Continuation of Supply. Continental shall at the request of Aurora continue to supply [HW Gen] Components pursuant to the terms of this Agreement, including [***], during the entire period reasonably needed by Aurora to complete a transition of production (but not to exceed the shorter of (a) [***] or (b) [***] including, upon Aurora’s request, providing a sufficient bank of [HW Gen] Components necessary for the orderly transition without production interruption and until Aurora directs Continental to cease production. If Continental experiences any delivery, operational or quality problems, Aurora may, but is not required to, designate one or more representatives to be present in Continental’s applicable facility to observe Continental’s daily operations related to the production of [HW Gen] Components for Aurora until the issues giving rise to request for observation have been resolved to Aurora’s satisfaction.
20.7.3Continued Production of OTS Components. For Continental’s off-the-shelf components used in the [HW Gen] AD Kit (such as [***]), upon request by Aurora, Continental shall continue to provide those components to Aurora or its designee [***].
20.7.4Continued Production of Quasi-Custom Components. For completed quasi-custom components, such as [***], upon request by Aurora, Continental shall provide those components to Aurora or its designee [***].
20.7.5License of Necessary IP. Granted as of the Effective Date, Continental hereby grants to Aurora, solely exploitable upon a Trigger Event or Aurora’s termination of this Agreement pursuant to Section 20.4, a non-exclusive, worldwide, royalty-free and fully paid (except as explicitly set forth in this Section 20.7.5) license to all Continental Background IP, Continental Sensitive Technology and Continental Developed Technology as strictly necessary to continue the production and support of the [HW Gen] Components after such Trigger Event or termination. This license: (a) would continue for as long as reasonably needed by Aurora to continue producing and supporting [HW Gen] AD Kits; and (b) is sublicensable as Aurora may elect in order to continue such production and support for Aurora’s and its Customers’ use of [HW Gen] Components. For avoidance of doubt, such license shall only be used to support a Covered [HW Gen] covered under this Agreement.
20.7.6Continental Resuming Production After Trigger Event. After Aurora has declared a Trigger Event and exercised its right pursuant to Section 20.7.1 to source some or all of the [HW Gen] Components outside of this Agreement, Aurora may subsequently require Continental to resume some or all of its production and supply under this Agreement upon commercially reasonable prior notice. In such an event, the Parties shall negotiate reasonably and in good faith a detailed plan for Continental to resume its duties.

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Exhibit 10.2
20.8No Withholding of Performance. Notwithstanding anything to the contrary contained herein, and even if a dispute arises between the Parties so long as the Parties are working in good faith, in accordance with this Agreement to resolve such a dispute, Continental shall not withhold the provision and support of [HW Gen] AD Kits or [HW Gen] Components or its performance of Services, or perform any other action that materially prevents, impedes, or reduces in any way the provision of [HW Gen] AD Kits or [HW Gen] Components, unless authority to do so is granted by Aurora or conferred by a court or arbitrator. For avoidance of doubt, the following shall not be considered withholding of performance: (a) Continental halting development activities post termination in accordance with this Agreement, subject to Continental’s obligations under Section 20.7 and subject to Continental completing PPAP for [HW Gen] Components that were within three (3) months of PPAP completion at the time of termination; (b) Continental failing to deliver Aurora’s full order of any [HW Gen] AD Kits or [HW Gen] Components where such orders are subject to supply shortages due to a Force Majeure Event and Continental delivers to Aurora partial quantities based on Continental’s reasonable allocation process used to supply Continental’s OEM customers as defined in Appendix R; (c) Continental cannot perform due to a Force Majeure Event and Continental has followed the procedures of Appendix P; or (d) Continental withholds performance due to Aurora’s non-payment for which Continental would otherwise have a termination right pursuant to Section 20.5.
20.9 Effects of Termination.
20.9.1Upon Aurora’s termination of this Agreement pursuant to Section 20.4.1 or 20.4.2, or payment of amounts due in Section 20.6, Aurora’s obligation to reimburse Continental for Development Costs will terminate. In the event of Aurora’s termination pursuant to Section 20.4.3, Aurora shall pay [***].
20.9.2The termination of this Agreement will not release either Party from any outstanding obligations under this Agreement accruing prior to such termination, except as stated in Section 20.9.1, and will not limit a Party from pursuing any other remedies available to it.
20.9.3The rights and obligations of the Parties that would by their nature continue beyond the expiration or earlier termination will survive any termination or expiration of this Agreement, including:
(a)Section 8 (Product Quality and Manufacturing Processes), Section 9 (Bailed Property; Software; and Security Procedures), Section 10.5 (Transferable Tooling), Section 12 (Intellectual Property Rights), Section 14 (Payment Terms; Records; Taxes) for amounts incurred prior to the expiration or earlier termination, Section 16 (Products Liability; Limited Warranty; Indemnity; Limitation of Liability; Insurance), Section 18 (Exchange of Information; Information Security), Section 19 (Representations and Warranties), Section 20.7 (Continuity and Assurance of Supply), Section 20.8 (No Withholding of Performance), Section 20.9 (Effects of Termination), Section 21 (Dispute Resolution; Arbitration), and Section 22 (Miscellaneous),
(b)For the duration of the Support Term of [HW Gen] AD Kits provided prior to such expiration or earlier termination only:
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Exhibit 10.2
Section 3 (Production of [HW Gen] AD Kits), Section 6 (OEM Supply), Section 7 (Hardware Services), Section 13.1 (Relationship Management), Section 13.3 (Reports/Audits/Inspections), Section 15 (Regulatory Compliance), and Section 17 (Marketing and Communications; Incident Response),
(c)Appendix A (Definitions), Appendix I (Economic Framework and Price Per Mile Calculation) for amounts incurred prior to the expiration or earlier termination, Appendix M (Products Liability and Cybersecurity Liability Matters), Appendix N (Insurance Requirements),
(d)For the duration of the Support Term of [HW Gen] AD Kits provided prior to such expiration or earlier termination only: Appendix D (Authorized Vendor List), Appendix E (Directed Suppliers), Appendix H (AD Kit Costs), Appendix J (Hardware Services), Appendix K (Relationship Management), Appendix O (Security Procedures), Appendix P (Continental Disaster Recovery and Business Continuity Plans), Appendix Q (OEM Supply), Appendix S (Joint Communications Plan), Appendix W (Third Party Software Addendum), Appendix X (Codes of Conduct), Appendix Y (Software Update Process), and
(e)any other provision that, in order to give proper effect to the intent of such Section or Appendix in (a) or (b) above, should survive such expiration or termination.
20.9.4The exclusivity obligations of Section 11 shall survive termination of the Agreement pursuant to Section 20.4 solely as set forth in Section 11.
21.Dispute Resolution; Arbitration
21.1Dispute Resolution. Upon a dispute between the Parties relating to this Agreement (including their failure to agree on matters requiring mutual approval), except for disputes subject to Appendix M and subject to the provisions of the Business Review Process set forth in Appendix K if applicable, the Parties shall implement the following escalation procedure before either Party initiates arbitration or pursues other available remedies, except that either Party may: (a) seek injunctive relief from a court where appropriate (including in order to maintain the status quo) while this escalation procedure is being followed; or (b) initiate arbitration if the expiration of the statute of limitations for a cause of action is imminent (the “Dispute Resolution Process”):
21.1.1A Party (the “Requesting Party”) may invoke this Section 21.1 by submitting a notice to the other Party (the “Responding Party”) and describing the matter in dispute (the “Disputed Matter”) in such notice. The Responding Party shall respond to this notice within five (5) Business Days after receipt and the Parties shall attempt to resolve the Disputed Matter in good faith.
21.1.2If the Parties are unable to resolve the Disputed Matter within five (5) Business Days after the Responding Party’s response, then the Requesting Party shall arrange a first meeting to be held at a mutually convenient time and place (in-person or via telephone or video conference) but in no event
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Exhibit 10.2
later than ten (10) Business Days after the end of this five (5) Business Day period. The Parties, including their respective Steering Committee members, shall participate in this first meeting and shall attempt to resolve the Disputed Matter in good faith.
21.1.3If the Parties are unable to resolve the Disputed Matter within five (5) Business Days after the first meeting, then the Requesting Party shall arrange a second meeting to be held at a mutually convenient time and place (in-person or via telephone or video conference) but in no event later than thirty (30) Business Days after the end of this five (5) Business Day period, and the Chief Executive Officer and Steering Committee members of each Party shall attend this second meeting.
21.1.4If the Parties are unable to resolve the Disputed Matter within five (5) Business Days after this second meeting, then either Party may commence confidential and binding arbitration in accordance with Section 21.2.
21.2Arbitration. If no mutually acceptable settlement of such dispute is reached through the Dispute Resolution Process in Section 21.1, then the Parties agree that any dispute arising out of or in relation to this Agreement or the rights and obligations hereunder must be arbitrated in the English language before three arbitrators under the administration of Judicial Arbitration and Mediation Services, Inc. (JAMS) under its Comprehensive Arbitration Rules and Procedures and pursuant to the Expedited Procedures thereunder (“Rules”). Each Party shall appoint one arbitrator within fifteen (15) calendar days of receipt of the notice of the Party requesting arbitration and the arbitrators so selected shall, within fifteen (15) calendar days of their appointment, then select the third arbitrator. Upon failure of a Party (or the Parties) to appoint an arbitrator (or of the arbitrators selected to appoint a third arbitrator) as contemplated in the foregoing sentence, JAMS shall appoint the arbitrator. The seat of and location for the arbitration will be in Delaware. A Party may seek interim injunctive relief under these Rules and before any court having jurisdiction, and each Party hereby submits to the personal jurisdiction of any court reasonably chosen by the initiating Party for such purposes. The initiating Party shall reimburse the other Party’s costs if the court declines jurisdiction. The arbitral panel will be empowered to grant injunctive relief upon application. Awards of the arbitral panel will be enforceable in any court having jurisdiction, and each Party hereby submits to the personal jurisdiction of any court reasonably chosen by the enforcing Party for such purposes. The enforcing Party shall reimburse the other Party’s costs if the court declines jurisdiction.
22.Miscellaneous
22.1Governing Law; Venue. This Agreement and the rights and obligations of the Parties under this Agreement are governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles thereof relating to the conflicts of laws, and excluding the United Nations Convention on Contracts for the International Sale of Goods. All disputes hereunder must be resolved by the binding arbitration provisions stated in Section 21.2 to the maximum extent permitted by Applicable Law, except that either Party may elect to seek injunctive or similar relief in any court having jurisdiction over the other Party.
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Exhibit 10.2
22.2Anti-Bribery. Each Party shall comply with all applicable commercial and public anti-bribery Applicable Laws in connection with this Agreement, including the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, all of which in general prohibit corrupt offers of anything of value, either directly or indirectly to anyone, including Government Officials, to obtain or keep business or to secure any other improper commercial advantage. “Government Officials” include any government employee; candidate for public office; and employee of government-owned or government-controlled companies, public international organizations, and political parties. Furthermore, neither Party will make any facilitation payments, which are payments to induce officials to perform routine functions they are otherwise obligated to perform. Each Party shall use all Commercially Reasonable Efforts to comply with the other Party’s due diligence process related to compliance with Applicable Laws, including providing requested information.
22.3No Discrimination. Neither Party will discriminate on the basis of age, race, creed, color, religion, sex, sexual orientation, gender identity, national origin, disability, marital or veteran status, or any other basis that is prohibited by Applicable Law, in connection with this Agreement.
22.4Aurora and Continental Supplier Code of Conduct. The Parties have implemented Codes of Conducts, as attached as Appendix X to this Agreement (hereinafter “CoC”) that as of the Effective Date are substantially equivalent in content and scope. The Parties acknowledge and agree that neither Party requires the other to adhere to such Party’s CoC. The Parties further acknowledge and agree that they have the authority to bind their respective subsidiaries to the terms and conditions of this Agreement. The Parties agree to adhere to their own CoC in all business relations with the other Party and they expect their business partners to adhere to similar standards of ethical behavior; provided that in the event of a conflict between this Agreement and the applicable CoC, the terms of this Agreement shall apply with respect to the Parties’ performance of this Agreement. Furthermore, if needed for compliance purposes, the Parties will, acting reasonably and in good faith, provide documentation intended to verify that a Party is complying with its respective CoC. Each Party shall have the right to make reasonable changes to their respective CoC and will provide any such updated CoC upon request.
22.5Waiver and Amendment. No modification, amendment or supplement to, or waiver of any provision of, this Agreement will be effective unless in writing, specifying the Sections of this Agreement being affected, and signed by an authorized representative of each Party (i.e., President/CEOs (or other officer(s) to whom the President/CEO has delegated such authority in writing)). No failure or delay by either Party in exercising any right, power or remedy under this Agreement will operate as a waiver of any such right, power or remedy, nor will any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
22.6Assignment. Neither Party may assign this Agreement or any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of the other Party, except Aurora may assign this Agreement, together with all of its rights and obligations under this Agreement, without Continental’s written consent, to its successor entity, whether by merger, reincorporation, reorganization, sale of all or substantially all of its assets or otherwise. Any
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Exhibit 10.2
purported or attempted assignment, transfer or delegation in violation of this Section is void and will have no force or effect. No transfer (including to a successor or Affiliate) will relieve the transferring Party of any of its obligations under this Agreement unless the non-transferring Party enters into a novation releasing the transferring Party of its obligations hereunder, which shall be in the non-transferring Party’s sole discretion.
22.7Notices. All notices, notifications, requests, demands or determinations for termination or damages or claims provided by either Party must be in English, in writing and delivered in hard copy by one of the following methods, and will be deemed delivered upon receipt: (a) by hand, (b) by a reputable express courier with a reliable system for tracking delivery, or (c) by registered or certified mail, return receipt requested, postage prepaid. Unless otherwise notified, notices will be delivered as follows:
If to Continental:
[***]

If to Aurora:
[***]
Normal operating business communications will be sent by e-mail or first class mail, which need not be confirmed by registered mail, and will be addressed to individual contacts at the respective Party as agreed in advance by the Parties from time to time.
22.8Independent Contractors. The Parties are independent contractors. Neither Party will be deemed to be a joint venturer, agent, partner or legal representative of the other for any purpose and neither Party will have any right, power, or authority to create any obligation or responsibility on behalf of the other Party unless that Party specifically consents in writing.
22.9Performance Through Affiliates and Contractors. Continental shall not use any Affiliate operating outside [***] without explicit written permission from Aurora. Each Party will be fully responsible to the other Party for the acts and omissions of all parties acting on its behalf. Notwithstanding the foregoing, neither Party shall retain or utilize Affiliates or Suppliers in contravention of an express provision of this Agreement that prohibits such retention. Continental hereby waives, and releases Aurora Indemnified Parties from any liability resulting from any and all Supplier Claims brought against Continental.
22.10Severability. If any provision of this Agreement is held to be invalid or otherwise unenforceable by a court, there will be added automatically as a part of this Agreement a new provision as similar in terms to the invalid or unenforceable provision as may be possible. The remaining provisions of this Agreement will remain in full force and effect.
22.11Complete Understanding. Except as otherwise expressly provided in this Agreement, this Agreement and the attached Appendices constitutes the final, complete and exclusive agreement between the Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements or understanding, whether verbal or written, including, without limitation, the Original Agreement, which Original Agreement shall be deemed null and void, and of no further force or effect whatsoever following the Effective Date of this Agreement. Notwithstanding the foregoing, the Original Agreement shall survive
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Exhibit 10.2
solely as applicable to the Parties’ performance of the Original Agreement prior to the Effective Date of this Agreement. [***].
22.12No Conflicting Terms. In ordering and invoicing hereunder, Aurora and Continental may use their standard forms, but no terms or conditions stated in any such forms will apply or otherwise be construed to amend, modify, or add to the terms of this Agreement.
22.13Further Assurances. Each Party shall execute and deliver the additional documents and take the further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby.
22.14Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and, except for the rights of the Aurora Indemnified Parties and Continental Indemnified Parties under Section 16, nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit or remedy.
22.15Cumulative Remedies. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by a Party of any right or remedy does not preclude the exercise of any other rights or remedies that are available at law, in equity, or otherwise.
22.16Construction. The word “including” is not intended to be exclusive and means “including, but not limited to.” The word “or” is not intended to be exclusive unless the context clearly requires otherwise. All references to an Appendix in this Agreement will include subsequent iterations of that same Appendix. For example, a reference to Appendix B will mean Appendix B-1, Appendix B-2, Appendix B-3, and so forth. Each Party and its counsel have carefully reviewed this Agreement, and, accordingly, no rule of construction to the effect that any ambiguities in this Agreement are to be construed against the drafting Party will apply in the interpretation of this Agreement. The Parties intend that: (a) the Main Agreement Terms, the Appendices, and the other written exhibits or attachments executed by the Parties under this Agreement, be interpreted as an integrated whole; and (b) an Appendix or other executed document under this Agreement will not be interpreted to modify a provision of the Main Agreement Terms unless it specifically identifies the section number of the provision and states the nature of the modification. In the event of any conflict between the documents constituting this Agreement, such documents shall be read and interpreted in such a way as to give the maximum effect to all such documents; provided, however, that in the event of an irreconcilable conflict, the Main Agreement Terms shall take precedence over the Appendices. Notwithstanding the foregoing, in the event of an irreconcilable conflict, any amendments to this Agreement and/or the Appendices shall take precedence based on their recency of execution (i.e., documents executed most recently shall take precedence) provided however, for the avoidance of doubt, that the Main Agreement Terms (and any amendments to the Main Agreement Terms) shall always take precedence over the Appendices (including any more recent amendments to the Appendices).
22.17Force Majeure Event. Except for Continental’s failure to implement and maintain the procedures set forth in Appendix P, neither Party will be in breach of this Agreement on account of any delay or failure to perform as required by this Agreement to the extent that the delay or failure to perform is due to a Force
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Exhibit 10.2
Majeure Event; provided, that: (a) the affected Party provides timely notice of any event or circumstance that it believes is or might become a Force Majeure Event, and in no event later than five (5) calendar days following actual knowledge of the condition; and (b) the affected Party must use all Commercially Reasonable Efforts to mitigate the effects of the Force Majeure Event. The suspension of performance will be of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event. No obligations of the affected Party that arose before the occurrence of the Force Majeure Event will be excused as a result of the occurrence. When the affected Party is able to resume performance of its obligations under this Agreement, it shall give the other Party notice to that effect and shall promptly resume performance.
22.18Counterparts; Electronic Copies. This Agreement may be executed in counterparts, each of which will constitute an original, and all of which will constitute one agreement. Delivery of an executed counterpart by facsimile, electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Agreement.
[Signature Page Follows]

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Exhibit 10.2

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Exhibit 10.2
IN WITNESS WHEREOF, by affixing their signatures below, the Parties through their duly authorized representatives execute this Agreement.

AURORA INNOVATION, INC.	AURORA OPERATIONS, INC.
By: /s/ Chris Urmson	By: /s/ Chris Urmson
Name: Chris Urmson	Name: Chris Urmson
Title: CEO	Title: CEO
Date: 9/26/2023	Date: 9/26/2023

CONTINENTAL AUTOMOTIVE TECHNOLOGIES GMBH	CONTINENTAL AUTONOMOUS MOBILITY GERMANY GMBH
By: /s/ Andreas Listl	By: /s/ Christina Meier
Name: Andreas Listl	Name: Christina Meier
Title: Managing Director	Title: Managing Director
Date: 9/27/2023	Date: 9/27/2023

By: /s/ Nicole Werner	By: /s/ Jeremy McClain
Name: Nicole Werner	Name: Jeremy McClain
Title: Managing Director	Title: Head of Systems and Software
Date: 9/27/2023	Date: 9/27/2023

Exhibit 10.2

APPENDIX A
DEFINITIONS

“A Level Component”	[***]
“Acquiror”	is defined in the definition of Change of Control.
“ADAS ROFN Period”	is defined in Section 11.9.
[***]	[***]
“ADAS System”	means any technology or system (including all related hardware, software and other components) that enables a Vehicle to achieve SAE Level 1 through SAE Level 3, or that is designed or engineered to enable a Vehicle to achieve SAE Level 1 through SAE Level 3, but that is not a SAE Level 4 System.
[***]	[***]
[***]	[***]
“Addition”	is defined in Section 9.6.
“Affiliate”
Affiliate of a Person means: (i) in the case of Aurora, [***]; and (ii) in the case of Continental, [***].

[***]

If after the Effective Date a Person ceases to satisfy this definition with respect to a Party, it will cease to be treated as an Affiliate under this Agreement and will not have any obligations or rights under this Agreement, except that such Person will continue to be treated as an Aurora Indemnified Party or Continental Indemnified Party, as applicable.  If after the Effective Date a Person satisfies this definition with respect to a Party it will be treated as an Affiliate in all respects for as long as it satisfies this definition.

“Agreement”	means the Main Agreement Terms, the Appendices, and the other written exhibits or attachments executed by the Parties under the Main Agreement Terms or Appendices.
“Applicable Law”	means the laws of any Authority having jurisdiction over the applicable matters, including the laws and regulations of each applicable country and any political subdivision thereof.
“Apportionment Proceeding”	is defined in Appendix M.
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1

Exhibit 10.2

“[HW Gen] 1.0 Extension”	is defined in Section 20.3.2.
“[HW Gen] AD Kit”	means the combination of all Integrated Modules, made up of [HW Gen] Components, to implement a Covered [HW Gen] of the Aurora Driver on a Vehicle.
“[HW Gen] AD Kit Costs”	is defined in Section 3.6.
“[HW Gen] Component” or “[HW Gen] AD Kit Component”	is defined in Section 2.1. Where applicable, a reference to [HW Gen] Components may include one or more distinct [HW Gen] Components or the applicable Integrated Module or [HW Gen] AD Kit as a whole.
“[HW Gen] Component Development Plans”	means Appendices C-02 through C-20
“[HW Kit 1.0]”
means the set of components, deliverables, and requirements for the Aurora Driver hardware kit generation defined in Appendix C-01, with additional [HW Gen] Component Development Plans contained in [HW Kit 1.0] defined in Appendices C-02 to C-20. These development plans shall be finalized by the C01-M1 Milestone with subsequent changes, including alignment on final Specifications, managed in accordance with the applicable Development Plan and this Agreement.

The timing for this Aurora Driver hardware kit generation is defined in Appendix F in Continental Milestones C01-M2 to C01-M9 and the production life of the Vehicle generation spans through [***].

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2

Exhibit 10.2

“[HW Kit 1.1]”
means the Aurora Driver hardware kit generation that immediately succeeds [HW Kit 1.0] that constitutes a major update (i.e., not minor bug fixes, individual [HW Gen] Component replacements, etc.) from [HW Kit 1.0].

Such major update is intended to achieve a material improvement (cost, performance, reliability, and/or other factors) from [HW Kit 1.0] to improve the business case of the Aurora Driver. Potential targeted improvements include reducing the total cost of ownership, enabling ODD expansions, reducing operational and service costs and time required, and addressing any issues found in the field in [HW Kit 1.0]. The business case improvements enabled by all new [HW Kit 1.1] AD Kit Components should enable Aurora and Continental to remain competitive in the marketplace and continue expanding the Aurora Offerings. Aurora and Continental will jointly determine the scope of this program, considering the overall commercial benefits in relation to the required investment for change, in the [HW Kit 1.1] Development Plan.

At signing, the reference timing for this generation of the Aurora Driver hardware kit, also called [***], is provided in Appendix C-01 in milestones [***].

The final definition of this generation of Aurora Driver hardware kit will be in Appendix U-01: [HW Kit 1.1] Development Plan with the scope of work defined by additional component development plans in Appendix U, which will supersede this definition upon execution of the [HW Kit 1.1] Development Plan.

“[HW Kit 1.1] Definition Deadline”	is defined in Section 20.3.3.
“[HW Kit 1.1] Development Plan”	is defined in Section 20.3.1.
“Authority”	means any statutory, governmental, public, or quasi-public authority at any level (including central, state, local government or municipal) of the applicable jurisdiction.
“Aurora”	is defined in the preamble.
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3

Exhibit 10.2

“Aurora Services”	means Aurora’s suite of tools, systems, and operational support that integrates an Aurora Offering into a customer’s business
“Aurora Defended Claim”	is defined in Section 16.3.1.
[***]	[***]
“Aurora Driver”
means the software, data services, and hardware, including the sensors, computer, and the network connections, and components required for their support, mounting or integration, used by Aurora to enable autonomous functionality.

“Aurora Offerings”	means Aurora’s subscription offering for driving tasks, including access to the Aurora Driver and Aurora Services, including Aurora’s Aurora Horizon and Aurora Connect offerings.
“Aurora Horizon”	means Aurora’s subscription offering for driving tasks within supported trucking applications, including access to the Aurora Driver and Aurora Services.
“Aurora Connect”	means Aurora’s subscription offering for driving tasks within supported passenger car applications, including access to the Aurora Driver and Aurora Services.
[***]	[***]
“Aurora Indemnified Parties”	means Aurora Innovation, Inc. and its Affiliates and their respective partners, shareholders, members, officers, directors, employees, agents, and Customers.
“Aurora Key Personnel”	is defined in Section 13.2.2.
[***]	is defined in the definition of [***].
“Aurora Milestones”	is defined in Section 4.2.
“Aurora Responsibilities”	is defined in Appendix M.
[***]	[***]
“Aurora Services”	means the suite of tools, systems, and operational support that integrates Aurora Horizon or Aurora Connect into a Customer’s business.
“Aurora Software”	is defined in Section 9.3.
“AVL”	means the approved vendor list, which will include manufacturer, part number, and distributor.
“B Level Component”	[***]
“Background Technology”	means, with respect to a Party, all Technology authored, invented or developed by that Party prior to or independent of this Agreement.
“Bailed Property”	is defined in Section 9.1.
CONFIDENTIAL
4

Exhibit 10.2

“Bespoke [HW Gen] Component”	[***]
“Buffer Period”	is defined in Appendix F.
“Business Day”	means a day other than a Saturday, Sunday, bank holiday, or a public holiday in the United States of America.
“Business Review Process”	defined in Appendix K.
“C Level Component”	[***]
“Change of Control”
means any transaction, or series of transactions, in which:
(a) a Person or group of Persons (“Acquiror”) that immediately prior to such transaction or series of transactions did not Control a Party subsequently obtains Control of such Party by any means, including by operation of law, stock purchase or sale, merger, or other form of corporate transaction, but expressly excluding: (i) any Control obtained by an Acquiror that was an Affiliate of such Party immediately prior to such transaction or series of transactions; and (ii) an initial public offering or similar event; or
(b) all or substantially all of the assets of a Party are sold or transferred (whether directly or indirectly, including by exclusive license) to any Acquiror, but expressly excluding any Acquiror that was an Affiliate of such Party immediately prior to such transaction or series of transactions.

“Claim”	means any third party action, suit, arbitration, claim, threat of claim, notice of intent to file claim, or notice that a Person is contemplating the filing of a claim and the like.
“CoC”	is defined in Section 22.4.
“Commercially Reasonable Efforts” or “commercially reasonable efforts”	means diligently, promptly and in good faith taking all actions which are reasonable, necessary and appropriate to accomplish the objective (given the totality of the circumstances) requiring the use of commercially reasonable efforts, but shall not include any obligation (a) to make any payment, incur any costs, commit available resources, or forego the receipt of any payment, which in any case is unreasonable in amount in light of the required objective, (b) to initiate any lawsuit or other proceeding to achieve the required objective, or (c) to take any action which is unlawful.
“Computer System”	is defined in Appendix M.
“Confidential Information”	is defined in Section 18.2.
CONFIDENTIAL
5

Exhibit 10.2

“Continental”	is defined in the preamble.
[***]	[***]
[***]	[***]
“Continental Defended Claim”	is defined in Section 16.4.1.
[***]	[***]
[***]	[***]
“Continental Indemnified Parties”	means Continental AG and its Affiliates and their respective partners, shareholders, members, officers, directors, employees, and agents.
“Continental Key Personnel”	is defined in Section 13.2.1.
“Continental Milestones”	is defined in Section 4.1.
[***]	[***]
“Continental Responsibilities”	is defined in Appendix M.
[***]	[***]
“Continental Software”	is defined in Section 9.4.
“Control”	means (a) the direct or indirect ownership or control of greater than fifty percent (50%) of the voting stock or other voting ownership interest of a party, or (b) the sole power to elect, appoint, or cause the election or appointment of, directly or indirectly, at least a majority of the members of the board of directors (or such other governing body that exercises a similar level of control) of a Party.
“Copyleft Materials”	is defined in Section 2.5.
“Covered [HW Gen]s”	is defined in Section 20.2.
“Covered Matter”	is defined in Appendix M.
“Crisis Management Process”	is defined in Section 17.3.
“Critical Company”	is defined in Sections 11.13.3(a) and 11.13.3(b), as applicable.
“Customer”	means any: (a) customer or potential customer (including an OEM) for the supply of [HW Gen] AD Kits; (b) customer or potential customer for the supply of Vehicles with an [HW Gen] AD Kit installed; or (c) end user of a Vehicle with an [HW Gen] AD Kit installed.
“Customer Identification”	is defined in Section 8.11.2.
“Cybersecurity Liability Matters”	is defined in Appendix M.
“Deliverables”	is defined in Section 2.3.
“Delivery Date”	is defined in Section 6.6.5.
“Developed Technology”	means the Aurora Developed Technology, the Continental Developed Technology, and the Jointly Developed Technology.
“Development Costs”	is defined in Section 2.7.
CONFIDENTIAL
6

Exhibit 10.2

“Development Plan(s)”	is defined in Section 2.1.
“Development Services”	is defined in Section 2.2.
“Directed Buy Component”	means an [HW Gen] Component subject to a RASI F (i.e., RASI in Appendix B-6) pursuant to the applicable Development Plan.
“Directed Suppliers”	is defined in Section 3.2.1.
“Disclosing Party”	is defined in Section 18.2.
“Dispute Resolution Process”	is defined in Section 21.1.
“Disputed Matter”	is defined in Section 21.1.1.
“Effective Date”	is defined in the preamble.
“ECO”	is defined in Section 3.5.2.
“Epidemic Failure”	is defined in Section 8.13.1.
[***]	[***]
“Export Controls Laws”	is defined in Section 19.1.7.
“Feedback”	is defined in Section 12.6.
“Final Repudiation Award Amount”	is defined in Section 16.6.4(b).
“Firmware”	means software, in source code or object code format, installed on and intended for use on a hardware component for the purpose of allowing the intended function of such hardware component.
“FMVSS”	means Federal Motor Vehicle Safety Standards, as defined in 49 U.S.C. § 30102.
“Force Majeure Event”	[***]
[***]	[***]
“Generally Accepted Industry Standard(s)”	is defined in Section 2.3.
“Government Officials”	is defined in Section 22.2.
“Hardware Services”	is defined in Section 3.1.
“Incident”	is defined in Section 17.3.
“Incoterms”
means the terms defined in the 2020 edition of the Incoterms published by the International Chamber of Commerce, publication number 715S. If the terms of this Agreement are inconsistent with or in conflict with the provisions of the Incoterms, then the terms of this Agreement will prevail.

“Integrated Module”	means an [HW Gen] Component or grouping of [HW Gen] Components that represents a stand-alone module that has set and controlled interfaces directly with the OEM Vehicle platforms, which will be developed, validated, PPAP’d, manufactured, tested/calibrated on the manufacturing line, flashed with the correct software image, delivered to OEM plants, and maintained as service stock at distributed service locations as set forth in this Agreement.
CONFIDENTIAL
7

Exhibit 10.2

“Intellectual Property Rights”	means all patent rights, registrations, and application, copyright rights, registrations, and applications, mask works, rights in trade secrets, database rights, moral rights, and any other intellectual property rights (registered or unregistered) throughout the world, as may exist now and/or hereafter come into existence, excluding trademarks.
[***]	[***]
[***]	[***]
“IP Steering Committee”	is defined in Section 12.1.
“Joint Marketing Committee”	is defined in Section 17.1.
“Jointly Developed Technology”
means any Technology that is authored, invented or developed jointly by Personnel or agents of both Parties in the course of and in connection with their performance under this Agreement. Whether Technology is solely or jointly (a) invented will be determined by the rules for inventorship under U.S. patent laws; and (b) authored will be determined by the rules for authorship under U.S. copyright laws.

“Jointly Owned Technology”	is defined in Section 12.3.3.
“L4 Entity”	[***]
“L4 ROFN Period”	is defined in Section 11.6.
[***]	[***]
[***]	[***]
[***]	[***]
“Listings”	is defined in Section 8.12.
“Liquidated Damages Amount”	is defined in Section 6.6.3.
“Long Lead 1.1 Investments”	is defined in Section 20.3.4(a).
“Long Lead 1.1 Investments Guidelines”	is defined in Section 20.3.4(a).
“Losses”	means all damages, settlements and fines, and all related costs, expenses, and other charges incurred as a result of a Claim (including reasonable attorneys’ fees incurred prior to the indemnifying party assuming the defense of and responsibility for the Claim).
“Main Agreement Terms”	means Sections 1 through 22 of the Amended and Restated Strategic Partnership Agreement.
“Milestones”	means Continental Milestones and Aurora Milestones.
“Materials List”	is defined in Section 3.4.
“MOQ”	is defined in Section 3.4.
[***]	[***]
[***]	[***]
CONFIDENTIAL
8

Exhibit 10.2

“Non Continuance of [HW Kit 1.1]”	is defined in Section 20.3.3.
“OEM”	means a Person that designs, engineers and manufactures Vehicles.
“OEM Supply Agreement”	is defined in Section 6.1.
“OFAC”	means the Office of Foreign Assets Control of the US Department of the Treasury.
“Open Source”	is defined in Section 2.5.
“Order”	is defined in Section 6.6.5.
“Party” or “Parties”	is defined in the preamble.
“Perception”	means Software that detects and classifies objects on the road, while also estimating their speed, heading, and acceleration over time, including through the fusion of data from sensors.
[***]	[***]
“Person”	means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.
“Personnel”	means all employees and Supplemental Workers of a Party (or its Affiliates) in performance of that Party’s obligations under this Agreement.
“PPAP”	is defined in Section 8.14.
[***]	[***]
“Production Services”	is defined in Section 3.1.
“Products Liability Matter”	is defined in Appendix M.
“Product Warranties”	is defined in Section 3.7.
[***]	[***]
“QBR”	means quarterly business review.
“Quality Standards”	is defined in Section 8.3.
“Recall”	is defined in Section 8.15.1.
“Receiving Party”	is defined in Section 18.2.
“Regulatory Change”	is defined in Section 3.5.3.
“Reimbursement Authorization”	is defined in Section 10.2.
“Requesting Party”	is defined in Section 21.1.1.
“Responding Party”	is defined in Section 21.1.1.
“Restricted Technology”	is defined in Section 15.3.3.
“Rules”	is defined in Section 21.2.
“SAE Level 1”	means Level 1 autonomous Vehicle functionality as defined by SAE International.
“SAE Level 2”	means Level 2 autonomous Vehicle functionality as defined by SAE International.
CONFIDENTIAL
9

Exhibit 10.2

“SAE Level 3”	means Level 3 autonomous Vehicle functionality as defined by SAE International.
“SAE Level 4”	means Level 4 autonomous Vehicle functionality as defined by SAE International.
“SAE Level 4 System”	means any technology or system (including all related hardware, software and other components) that enables a Vehicle to achieve SAE Level 4 or SAE Level 5 or that is designed or engineered to enable a Vehicle to achieve SAE Level 4 or SAE Level 5.
“SAE Level 5”	means Level 5 autonomous Vehicle functionality as defined by SAE International.
“Sanctioned Person”	is defined in Section 19.1.7.
“Sanctions”	is defined in Section 19.1.7.
“Scrap”	is defined in Section 3.12.
“Securities Disclosure”	is defined in Section 18.4.2.
“Service Parts”	is defined in Section 3.11.
“Services”	means Development Services, Hardware Services, Support Services and Production Services.
“Significant Change”	is defined in Section 3.3.
“Software”	means computer software source code and executable code, including Firmware.
“SOP”
means start of production (commercial volumes not samples) of the applicable Aurora AD Kit generation in accordance with this Agreement, as defined in Appendix F, unless amended by the Parties in accordance with this Agreement.

“Specifications”	means the specifications in the Development Plans, which will include all [HW Gen] Component specifications and the production environment, testing, packaging, AVL, and delivery requirements, and any Continental specifications approved by Aurora, all as they may be modified from time to time in accordance with this Agreement.
“SQM”	means Aurora’s Supplier Quality Manual.
“Standard RASIs”	is defined in Section 2.1.
“Steering Committee”	is defined in Appendix K.
“Subcomponent Set”	means an aggregated list of subcomponents describing a functional group. Such subcomponents can be A, B or C Level Components.
“Supplemental Workers”	means a person who is employed by a third party that is engaged by a Party (or its Affiliates) to perform services for such Party (or its Affiliates).
CONFIDENTIAL
10

Exhibit 10.2

“Supplier”
means a supplier or contractor engaged by a Party (or its Affiliates) to perform a Party’s obligations under this Agreement, including the supply of Tooling, materials, and components for the [HW Gen] Components. To clarify, Continental’s Suppliers include the suppliers and contractors set forth in the AVL.

“Supplier Claim”	means a Claim brought by a Supplier against any Person.
“Support Services”	is defined in Appendix J.
“Support Term”	is defined in Section 3.11.
“Technical Data”	is defined in Section 8.5.
“Technical Information”	is defined in Section 8.5.
“Technology”	means the following: (a) works of authorship including notes and records, documentation and computer programs, whether in source code or executable code form; (b) inventions (whether or not patentable), discoveries and improvements; (c) proprietary and confidential information and know how; (d) databases, data compilations and collections and technical data; (e) algorithms, methods and processes; and (f) devices, prototypes, designs and schematics. General business information that is non-technical will not be deemed Technology for the purposes of this Agreement.
“Term”	is defined in Section 20.1.
“Third Party Materials”	is defined in Section 2.4.1.
“Tooling”	means the jigs, dies, gauges and other tools that are necessary for the manufacture and assembly of the [HW Gen] Components, and all related documentation.
“Transferable Tooling”	is defined in Section 10.5.
“Transition Assistance”	is defined in Section 20.7.1.
“Trigger Event”	[***]
“Utilize”	includes: (a) the right to make, have made, use, offer for sale, sell, and import, products and services; and (b) the right to copy, distribute, and make derivative works of, products and services; in each case subject to the terms of Section 12.
“Vehicle”	means a motor vehicle.
[***]	[***]
“Warranty Period”	[***]
“Warranty Start Date”	is defined in the definition of Warranty Period.
CONFIDENTIAL
11